SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Solicitation Material Pursuant to Rule 14a-11(c) or rule 14a-12

 Hemispherx Biopharma, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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HEMISPHERX BIOPHARMA, INC.
1617 JFK Boulevard
Philadelphia, Pennsylvania 19103

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 20, 2007

To the Stockholders of Hemispherx Biopharma, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of Hemispherx Biopharma, Inc. (“Hemispherx”), a Delaware corporation, to be held at the Crown Plaza Hotel, 1800 Market Street, Philadelphia Pennsylvania 19103, on Wednesday, June 20, 2007, at 10:00 a.m. local time, for the following purposes:

1.	To elect six members to the Board of Directors of Hemispherx to serve until their respective successors are elected and qualified;

2.
To ratify the selection by Hemispherx’s audit committee of McGladrey & Pullen, LLP, independent registered public accountants, to audit the financial statements of Hemispherx for the year ending December 31, 2007;

3.	To adopt the Hemispherx 2007 Equity Incentive Plan.

4.	To transact such other matters as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on April 23, 2007 are entitled to notice of and to vote at the meeting.

A proxy statement and proxy are enclosed. If you are unable to attend the meeting in person you are urged to sign, date and return the enclosed proxy promptly in the self addressed stamped envelope provided. If you attend the meeting in person, you may withdraw your proxy and vote your shares. We have also enclosed our annual report for the fiscal year ended December 31, 2006.

By Order of the Board of Directors

s\ Ransom W. Etheridge, Secretary

Philadelphia, Pennsylvania
May 14, 2007

YOUR VOTE IS IMPORTANT We urge you to promptly vote your shares by completing, signing, dating and returning your proxy card in the enclosed envelope.

PROXY STATEMENT

HEMISPHERX BIOPHARMA, INC.
1617 JFK Boulevard
Philadelphia, Pennsylvania 19103

INTRODUCTION

This proxy statement is furnished in connection with the solicitation of proxies for use at the annual meeting of stockholders of Hemispherx Biopharma, Inc. (“Hemispherx” or the “Company”) to be held on Wednesday, June 20, 2007, and at any adjournments. The accompanying proxy is solicited by the Board of Directors of Hemispherx and is revocable by the stockholder by notifying Hemispherx’s Corporate Secretary at any time before it is voted, or by voting in person at the annual meeting. This proxy statement and accompanying proxy are being distributed to stockholders beginning on or about May 14, 2007. The principal executive offices of Hemispherx are located at 1617 JFK Boulevard, Philadelphia, Pennsylvania 19103, telephone (215) 988-0080.

OUTSTANDING SHARES AND VOTING RIGHTS

RECORD DATE; OUTSTANDING SHARES

Only stockholders of record at the close of business on April 23, 2007, the record date, are entitled to receive notice of, and vote at the annual meeting. As of the record date, the number and class of stock outstanding and entitled to vote at the meeting was 71,608,110 shares of common stock, par value $.001 per share. Each share of common stock is entitled to one vote on all matters. No other class of securities will be entitled to vote at the meeting. There are no cumulative voting rights.

The six nominees receiving the highest number of votes cast by the holders of common stock represented and voting at the meeting will be elected as Hemispherx’s directors and constitute the entire Board of directors of Hemispherx. The affirmative vote of at least a majority of the shares represented and voting at the annual meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary for approval of Proposal No. 2 and Proposal No. 3.

ADMISSION TO THE MEETING

Stockholders (or their authorized representatives) and our invited guest may attend the meeting. Verification of stock ownership will be required. If you own shares in your name or hold them through a broker (and can provide documentation showing ownership as of the end of day on April 23, 2007, the record date), you will be permitted to attend. Stockholders will be admitted to the meeting beginning at 9:45am EST. Seating is limited.

REVOCABILITY OF PROXIES

If you attend the meeting, you may vote in person, regardless of whether you have submitted a proxy. Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before it is voted. It may be revoked by filing, with the corporate secretary of Hemispherx at its principal offices, 1617 JFK Boulevard, Suite 660, Philadelphia, PA 19103, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person.

VOTING AND SOLICITATION

Every stockholder of record is entitled, for each share held, to one vote on each proposal or item that comes before the meeting. There are no cumulative voting rights. By submitting your proxy, you authorize William A. Carter and Ransom W. Etheridge and each of them to represent you and vote your shares at the meeting in accordance with your instructions. Messrs. Carter and Etheridge and each of them may also vote your shares to adjourn the meeting from time to time and will be authorized to vote your shares at any adjournment or postponement of the meeting.

Hemispherx has borne the cost of preparing, assembling and mailing this proxy solicitation material. The total cost estimated to be spent and the total expenditures to date for, in furtherance of, or in connection with the solicitation of stockholders is approximately $50,000. Hemispherx may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding soliciting materials to beneficial owners. Proxies may be solicited by certain of Hemispherx’s directors, officers and employees, without additional compensation, personally, by telephone or by facsimile.

We have hired the firm of MacKenzie Partners, Inc. to assist in the solicitation of proxies on behalf of the Board of Directors. MacKenzie has agreed to perform this service for a proposed fee of $5,000 plus out-of-pocket expenses.

ADJOURNED MEETING

The chair of the meeting may adjourn the meeting from time to time to reconvene at the same or some other time, date and place. Notice need not be given of any such adjournment meeting if the time, date and place thereof are announced at the meeting at which the adjournment is taken. If the time, date and place of the adjournment meeting are not announced at the meeting which the adjournment is taken, then the Secretary of the Company shall give written notice of the time, date and place of the adjournment meeting not less than ten (10) days prior to the date of the adjournment meeting. Notice of the adjournment meeting also shall be given if the meeting is adjourned in a single adjournment to a date more than 30 days or in successive adjournments to a date more than 120 days after the original date fixed for the meeting.

TABULATION OF VOTES

The votes will be tabulated and certified by Hemispherx’s transfer agent.

VOTING BY STREET NAME HOLDERS

If you are the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will nevertheless be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (in which case, the shares will be treated as “broker non-votes”).

QUORUM; ABSTENTIONS; BROKER NON-VOTES

The required quorum for the transaction of business at the annual meeting is a majority of the shares of common stock entitled to vote at the annual meeting, in person or by proxy. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares represented and voting the votes cast at the annual meeting with respect to such matter.

While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, Hemispherx believes that abstentions should be counted for purposes of determining both: (i) the presence or absence of a quorum for the transaction of business; and (ii) the total number of votes cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, Hemispherx intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal (other than the election of directors).

Under current Delaware case law, while broker non-votes (see “Voting By Street Name Holders” above) should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Hemispherx intends to treat broker non-votes in this manner. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the voting on a proposal.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Proposals of stockholders to be considered for inclusion in the Proxy Statement and proxy card for the 2008 Annual Meeting of Stockholders must be received by the Company’s Secretary, at Hemispherx Biopharma, Inc., 1617 JFK Boulevard, Philadelphia, PA 19103 no later than January 13, 2008.

Pursuant to the Company’s Restated and Amended Bylaws all stockholder proposals may be brought before an annual meeting of stockholders only upon timely notice thereof in writing having been given the Secretary of the Company. To be timely, a stockholder’s notice, for all stockholder proposals other than the nomination of candidates for director, shall be delivered to the Secretary at the principal executive offices of the Company not less than sixty (60) nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, the stockholder’s notice in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. To be timely, a stockholder’s notice, with respect to a stockholder proposal for nomination of candidates for director, shall be delivered to the Secretary at the principal executive offices of the Company not less than ninety (90) nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, the stockholder’s notice in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. Provided, however, in the event that the stockholder proposal relates to the nomination of candidates for director and the number of directors to be elected to the Board of Directors of the Company at an annual meeting is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company. All stockholder proposals must contain all of the information required under the Company’s Bylaws, a copy of which is available upon written request, at no charge, from the Secretary. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

INFORMATION CONCERNING BOARD MEETINGS

The Board of Directors is responsible for the management and direction of Hemispherx and for establishing broad corporate policies. A primary responsibility of the Board is to provide effective governance over the Company’s affairs for the benefit of its stockholders. In all actions taken by the Board, the Directors are expected to exercise their business judgment in what they reasonably believe to be the best interests of the Company. In discharging that obligation, Directors may rely on the honesty and integrity of the Company’s senior executives and its outside advisors and auditors.

The Board of Directors and various committees of the Board meet periodically throughout the year to receive and discuss operating and financial reports presented by the chief executive officer, the chief operating officer and chief financial officer as well as reports by experts and other advisors. Corporate review sessions are also offered to Directors to help familiarize them with Hemispherx’s technology and operations. Members of the Board are encouraged to attend Board meetings in person, unless the meeting is held by teleconference. The Board held four meetings in 2006. All directors attended these meetings. Directors are expected to attend the Annual Meeting absent unusual circumstances, although Hemispherx has no formal policy on the matter. All of the Directors attended the 2006 Annual Meeting.

In 2006, the non-employee members of the Board of Directors met one time in executive session, i.e. with no employee Directors or management personnel present. Richard Piani is the Lead Director to preside over meetings. Interested persons may contact the Lead Director or the non-employee Directors by sending written comments through the Office of the Secretary of the Company. The Office will either forward the original materials as addressed or provide Directors with summaries of the submissions, with the originals available for review at the Directors’ request.

INFORMATION CONCERNING COMMITTEES OF THE BOARD

The Board of Directors maintains the following committees:

Executive Committee.

The Executive Committee is composed of William A. Carter, Chief Executive Officer, Ransom W. Etheridge, Secretary and director, and Steven D. Spence, director. The Executive Committee had two meetings in 2006. All committee members attended these meetings. The Committee assists the Board by making recommendations to management regarding general business matters of Hemispherx.

Compensation Committee.

The Compensation Committee is composed of Dr. William Mitchell, director, Richard C. Piani, director, and Dr. Iraj-Eqhbal Kiani, director. The Compensation Committee makes recommendations concerning salaries and compensation for officers, employees of and consultants to Hemispherx. The full text of the Compensation Committee Charter, as approved by the Board, is available on our website: www.hemispherx.net. This committee met twice in 2006 and all committee members were in attendance

Corporate Governance and Nomination Committee.

In 2006, the Corporate Governance and Nomination Committee had one meeting and all members were present.

The Corporate Governance and Nomination Committee consists of Dr. William Mitchell, Committee Chair, Richard Piani and Steven Spence.  All of the members of the Committee meet the independence standards contained within the AMEX Company Guide and the Hemispherx Corporate Governance Guidelines. The full text of the Corporate Governance and Nomination Committee Charter as well as the Corporate Governance Guidelines, as approved by the Board, are available on our website: www.hemispherx.net.

As discussed below, the Committee is responsible for recommending candidates to be nominated by the Board for election by the stockholders or to be appointed by the Board of Directors to fill vacancies consistent with the criteria approved by the Board. It also is responsible for periodically assessing Hemispherx’s Corporate Governance Guidelines and making recommendations to the Board for amendments, recommending to the Board the compensation of Directors, taking a leadership role in shaping corporate governance, and overseeing an annual evaluation of the Board.

The Corporate Governance and Nomination Committee is responsible for identifying candidates who are eligible under the qualification standards set forth in Hemispherx’s Corporate Governance Guidelines to serve as members of the Board. The Hemispherx qualification standards, inter alia, provide that no member of the board of directors may serve on more than six public company boards and that no member of the board of directors who also serves as a Chief Executive Officer of a public company may serve on more than three public company boards. The Committee is authorized to retain search firms and other consultants to assist it in identifying candidates and fulfilling its other duties. The Committee is not limited to any specific process in identifying candidates and will consider candidates suggested by stockholders. Candidates are recommended to the Board after consultation with the Chairman of the Board. In recommending Board candidates, the Committee considers a candidate’s: (1) general understanding of elements relevant to the success of a large publicly traded company in the current business environment, (2) understanding of Hemispherx’s business, and (3) educational and professional background. The Committee also gives consideration to a candidate’s judgment, competence, anticipated participation in Board activities, experience, geographic location and special talents or personal attributes. Stockholders who wish to suggest qualified candidates should write to the Corporate Secretary, Hemispherx Biopharma, Inc., 1617 JKF Blvd., Ste. 660, Philadelphia, PA 19103, stating in detail the qualifications of such persons for consideration by the Committee.

The Company aspires to the highest standards of ethical conduct; reporting results with accuracy and transparency; and maintaining full compliance with the laws, rules and regulations that govern the Company’s business. Hemispherx’s Corporate Governance Guidelines embody many of our policies and procedures which are the foundation of our commitment to best practices. The guidelines are reviewed annually, and revised as necessary to continue to reflect best practices.

Audit Committee and Audit Committee Expert.

Hemispherx’s Audit Committee of the Board of Directors consists of Steven Spence, Committee Chairman, William Mitchell, M.D. and Richard Piani. The Audit Committee operates under a written charter approved by the Board of Directors and available on our website: www.hemispherx.net. Mr. Spence, Dr. Mitchell, and Mr. Piani are all determined by the Board of Directors to be independent directors as required under Section 121B(2)(a) of the AMEX Company Guide. Mr. Spence serves as the financial expert as defined in Securities and Exchange Commission rules on the committee. Hemispherx believes Mr. Spence, Dr. Mitchell, and Mr. Piani to be independent of management and free of any relationship that would interfere with their exercise of independent judgment as members of this committee. The principal functions of the Audit Committee are to (i) assist the Board in fulfilling its oversight responsibility relating to the annual independent audit of Hemispherx’s consolidated financial statements and internal control over financial reporting, the engagement of the independent registered public accounting firm and the evaluation of the independent registered public accounting firm’s qualifications, independence and performance (ii) prepare the reports or statements as may be required by AMEX or the securities laws, (iii) assist the Board in fulfilling its oversight responsibility relating to the integrity of Hemispherx’s financial statements and financial reporting process and Hemispherx’s system of internal accounting and financial controls, (iv) discuss the financial statements and reports with management, including any significant adjustments, management judgments and estimates, new accounting policies and disagreements with management, and (vi) review disclosures by independent accountants concerning relationships with Hemispherx and the performance of Hemispherx’s independent accountants.

Audit Committee Report.

The primary responsibility of the Audit Committee (the “Committee”) is to assist the Board of Directors in discharging its oversight responsibilities with respect to financial matters and compliance with laws and regulations. The primary methods used by the Committee to fulfill its responsibility with respect to financial matters are:

•	To appoint, evaluate, and, as the Committee may deem appropriate, terminate and replace the Company’s independent registered public accountants;

•	To monitor the independence of the Company’s independent registered public accountants;

•	To determine the compensation of the Company’s independent registered public accountants;

•	To pre-approve any audit services, and any non-audit services permitted under applicable law, to be performed by the Company’s independent registered public accountants;

•	To review the Company’s risk exposures, the adequacy of related controls and policies with respect to risk assessment and risk management;

•	To monitor the integrity of the Company’s financial reporting processes and systems of control regarding finance, accounting, legal compliance and information systems;

•	To facilitate and maintain an open avenue of communication among the Board of Directors, management and the Company’s independent auditors.

The Audit Committee is composed of three Directors, and the Board has determined that each of those Directors is independent as that term is defined in Sections 121(B)(2)(a) of the American Stock Exchange Company Guide.

The Committee met three times in 2006. All committee members were present at the meetings. In addition, the Committee conducted five teleconference calls. All Committee members were present, except for two calls when one Committee member was not available.

In discharging its responsibilities relating to internal controls, accounting and financial reporting policies and auditing practices, the Committee discussed with the Company’s independent registered public accountants, McGladrey & Pullen, LLP, the overall scope and process for its audit. The Committee regularly meets with McGladrey & Pullen, LLP, with and without management present, to discuss the results of its examinations, the evaluations of our internal controls and the overall quality of the Company’s financial reporting.

The Committee has discussed with McGladrey & Pullen, LLP its judgments about the quality, in addition to the acceptability, of the Company’s accounting principles as applied in the Company’s financial reporting, as required by Statement on Auditing Standards No. 90 “Communications with Audit Committees.”

The Committee also has received the written disclosures and a letter from McGladrey & Pullen, LLP that is required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with McGladrey & Pullen, LLP their independence.

The Committee has met and held discussions with management. The Committee has reviewed and discussed with management Hemispherx’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2005 as restated and the audited consolidated financial statements as of and for the fiscal year ended December 31, 2006, as well as the internal control requirements of the Sarbanes-Oxley Act of 2002.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report for the year ended December 31, 2006.

This report is respectfully submitted by the members of the Audit Committee of the Board of Directors.

Steven D. Spence, Chairman William M. Mitchell Richard C. Piani

Strategic Planning Committee.

The Strategic Planning Committee is composed of William A. Carter, Richard C. Piani, and Ransom W. Etheridge. The Committee met two times in 2006 and all committee members were in attendance. The Strategic Planning Committee makes recommendations to the Board of Directors of priorities in the application of Hemispherx’s financial assets and human resources in the fields of research, marketing and manufacturing. The Strategic Planning Committee has engaged a number of leading consultants in healthcare, drug development and pharmaeconomics to assist in the analysis of various products being developed and/or potential acquisitions being considered by Hemispherx.

Lead Director

In February 2006, the Company re-appointed Richard Piani as lead director. Mr. Piani has been a director of the Company since 1995. The lead director: (i) presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent Directors; (ii) serves as liaison between the Chairman and the independent Directors; (iii) approves information sent to the Board; (iv) approves meeting agendas for the Board; (v) approves meeting schedules to assure that there is sufficient time for discussion of all agenda items; (vi) has the authority to call meetings of the independent Directors; and (vii) if requested by major shareholders, ensures that he is available for consultation and direct communication.

Code of Ethics and Business Conduct

Hemispherx’s Board of Directors adopted a code of ethics and business conduct for officers, directors and employees that went into effect on May 19, 2003. This code has been presented and reviewed by each officer, director and employee. You may obtain a copy of this code by visiting our web site at www.hemispherx.net or by written request to our Office Administrator at 1617 JFK Boulevard, Suite 660, Philadelphia, PA 19103. Our Board of Directors is required to approve any waivers of the code of ethics and business conduct for Directors or executive officers and we are required to disclose any such waiver in a Current Report on Form 8-K within four business days.

Stock Ownership Guidelines

In April 2005, the Board of Directors adopted a set of stock ownership guidelines for Directors and officers. The Board believes that Directors and officers more effectively represent the interest of Hemispherx’s shareholders if they are shareholders themselves. At this time, all of our Directors and officers are shareholders and this guideline was adopted to assure that the present Directors and officers continue to participate as well as future Directors and officers. The full text of the Stock Ownership Guidelines, as approved by the Board, are available on our website: www.hemispherx.net.

Communication with the Board of Directors

Interested parties wishing to contact the Board of Directors of the Company may do so by writing to the following address: Board of Directors, c/o Ransom W. Etheridge, Director, Corporate Secretary and General Counsel, 2610 Potters Rd., Virginia Beach, VA 23452. All letters received will be categorized and processed by the Corporate Secretary and then forwarded to the Company’s Board or Directors.

Director Attendance at Annual Meetings of Shareholders

Directors are encouraged, but not required, to attend the Annual Meeting of Stockholders. At the 2006 Annual Meeting, all six sitting Directors were in attendance.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The following sets forth biographical information about Hemispherx’s executive officers and key personnel:

Name	Age	Position

William A. Carter, M.D.	69	Chairman, Chief Executive Officer
Anthony A. Bonelli	56	President, Chief Operating Officer
Robert E. Peterson	70	Chief Financial Officer
David R. Strayer, M.D.	60	Medical Director, Regulatory Affairs
Mei-June Liao, Ph.D.	55	Vice President of Regulatory Affairs, Quality Control and Research and Development
Robert Hansen	62	Vice President of Manufacturing
Carol A. Smith, Ph.D.	56	Director of Process Development
Ransom W. Etheridge	67	Secretary and General Counsel

For biographical information about William A. Carter, M.D. and Ransom W. Etheridge, please see the discussion under the heading “Proposal No. 1 Election of Directors” below.

ANTHONY A. BONELLI was appointed as President and Chief Operating Officer in November 2006. Mr. Bonelli is a graduate of Harvard University with a degree in Biological Sciences as well as an MBA from Rutgers University Graduate School of Business and JD from the University of San Francisco. Mr. Bonelli has over twenty-five years of diversified healthcare industry experience. Most recently, he served as President and CEO of Optigenex, an applied DNA sciences company, since October 2005, having joined that company in September 2004 as President and Chief Operating Officer. As principal of Anthony Bonelli Associates between 1999 and 2004, some of the firms he has advised include Parke-Davis, Schering-Plough Company, Aventis, Pharmacia and Pfizer. From 1998 to 1999, he was President and COO of Vitaquest International, a custom developer and manufacturer of vitamins and nutritional supplements.

ROBERT E. PETERSON has served as our Chief Financial Officer since April, 1993 and served as an Independent Financial Advisor to us from 1989 to April, 1993. Also, Mr. Peterson has served as Vice President of the Omni Group, Inc., a business consulting group based in Tulsa, Oklahoma since 1985. From 1971 to 1984, Mr. Peterson worked for PepsiCo, Inc. and served in various financial management positions including Vice President and Chief Financial Officer of PepsiCo Foods International and PepsiCo Transportation, Inc. Mr. Peterson is a graduate of Eastern New Mexico University.

DAVID R. STRAYER, M.D. who served as Professor of Medicine at the Medical College of Pennsylvania and Hahnemann University, has acted as our Medical Director since 1986. He is Board Certified in Medical Oncology and Internal Medicine with research interests in the fields of cancer and immune system disorders. Dr. Strayer has served as principal investigator in studies funded by the Leukemia Society of America, the American Cancer Society, and the National Institutes of Health. Dr. Strayer attended the School of Medicine at the University of California at Los Angeles where he received his M.D. in 1972.

MEI-JUNE LIAO, Ph.D. has served as Vice President of Regulatory Affairs, Quality and Research & Development since October 2003 and as Vice President of Research & Development since March 2003 with responsibilities for the regulatory, quality control and product development of Alferon®. Before the acquisition of certain assets of ISI, Dr. Liao was Vice President of Research and Development from 1995 to 2003 and held senior positions in the Research and Development Department of ISI from 1983 to 1994. Dr. Liao received her Ph.D. from Yale University in 1980 and completed a three year postdoctoral appointment at the Massachusetts Institute of Technology under the direction of Nobel Laureate in Medicine, Professor H. Gobind Khorana. Dr. Liao has authored many scientific publications and invention disclosures.

ROBERT HANSEN joined us as Vice President of Manufacturing in 2003 upon the acquisition of certain assets of ISI. He is responsible for the manufacture of Alferon® N. Mr. Hansen had been Vice President of Manufacturing for ISI since 1997, and served in various capacities in manufacturing since joining ISI in 1987. He has a B.S. degree in Chemical Engineering from Columbia University in 1966.

CAROL A. SMITH, Ph.D. is Director of Process Development and has served as our Director of Manufacturing and Process Development since April 1995, as Director of Operations since 1993 and as the Manager of Quality Control from 1991 to 1993, with responsibility for the manufacture, control and chemistry of Ampligen®. Dr. Smith was Scientist/Quality Assurance Officer for Virotech International, Inc. from 1989 to 1991 and Director of the Reverse Transcriptase and Interferon Laboratories and a Clinical Monitor for Life Sciences, Inc. from 1983 to 1989. She received her Ph.D. from the University of South Florida College of Medicine in 1980 and was an NIH post-doctoral fellow at the Pennsylvania State University College of Medicine.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

Our policy is to require that any transaction with a related party required to be reported under applicable Securities and Exchange Commission rules, other than compensation related matters and waivers of our code of business conduct and ethics, be reviewed and approved or ratified by a majority of independent, disinterested directors. We have not adopted procedures for review of, or standards for approval of, these transactions, but instead review such transactions on a case by case basis. Our policy is to require that all compensation related matters be recommended for board approval by the Compensation Committee and that any waiver of our code of business conduct and ethics be reviewed and approved by the Corporate Governance and Nominating Committee and be reported under applicable SEC rules.

We have employment agreements with certain of our executive officers and have granted such officers and directors options and warrants to purchase our common stock, as discussed below under the heading, “Compensation of Executive Officers and Directors”.

Ransom W. Etheridge, our Secretary, General Counsel and one of our directors, is an attorney in private practice, who renders corporate legal services to us from time to time, for which he has received fees totaling approximately $91,000 in 2006. In addition, Mr. Etheridge serves on the Board of Directors for which he received Director’s Fees of cash and stock valued at $150,000 in 2006. We loaned $60,000 to Ransom W. Etheridge in November 2001 for the purpose of exercising 15,000 class A redeemable warrants. This loan bore interest at 6% per annum. This loan was granted prior to the enactment of the Sarbanes Oxley Act of 2002 prohibiting such transactions. In lieu of granting Mr. Etheridge a bonus for outstanding legal work performed on behalf of the Company, the Board of Directors forgave the loan and accrued interest on February 24, 2006.

We paid Retreat House, LLC, an entity in which the children of William A. Carter have a beneficial interest, $102,000 for the use of its property at various times in 2006.

We engaged the Sage Group, Inc., a health care, technology oriented, strategy and transaction advisory firm, to assist us in obtaining a strategic alliance in Japan for the use of Ampligen® in treating Chronic Fatigue Syndrome (CFS) and Avian Flu. R. Douglas Hulse, our former President and Chief Operating Officer, is a member and an executive director of The Sage Group, Inc.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of equity securities, to file reports with the Securities and Exchange Commission reflecting their initial position of ownership on Form 3 and changes in ownership on Form 4 or Form 5. Based solely on a review of the copies of such Forms received by us, we found that, during the fiscal year ended December 31, 2006, certain of our officers and directors had not complied with all applicable Section 16(a) filing requirements on a timely basis. This situation was rectified on January 17, 2007 upon filing the delinquent forms with the Securities and Exchange Commission. Forms 5 were filed with the Securities and Exchange Commission on January 26, 2007 for each officer and director reflecting the number of late reports, the number of transactions, and any known failure to file a required form.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

Objectives and Philosophy of Executive Compensation

The primary objectives of the compensation committee of our board of directors with respect to executive compensation are to attract and retain the most talented and dedicated executives possible, to tie annual and long-term cash and stock incentives to achievement of measurable performance objectives, and to align executives' incentives with stockholder value creation. To achieve these objectives, the compensation committee expects to implement and maintain compensation plans that tie a substantial portion of executives' overall compensation to key strategic financial and operational goals such as the establishment and maintenance of key strategic relationships, the development of our products, the identification and advancement of additional product and the performance of our common stock price. The compensation committee evaluates individual executive performance with the goal of setting compensation at levels the committee believes are comparable with executives in other companies of similar size and stage of development operating in the biotechnology industry while taking into account our relative performance and our own strategic goals.

Our compensation plans are developed by utilizing publicly available compensation data and subscription compensation survey data for national and regional companies in the biopharmaceutical industry. We believe that the practices of this group of companies provide us with appropriate compensation benchmarks, because these companies have similar organizational structures and tend to compete with us for executives and other employees. For benchmarking executive compensation, we typically review the compensation data we have collected from the complete group of companies, as well as a subset of the data from those companies that have a similar number of employees as our company. We have also engaged independent outside consultants to help us analyze this data and to compare our compensation programs with the practices of the companies represented in the compensation data we review.

Elements of Executive Compensation

Executive compensation consists of the following elements:

Base Salary

Base salaries for our executives are established based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies for similar positions. Generally, we believe that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions with similar responsibilities at comparable companies, in line with our compensation philosophy. Base salaries are reviewed annually, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. This review normally occurs in the fourth quarter of each year.

On November 6, 2006, the Board of Directors, at the recommendation of the compensation committee and based upon a valuation of Executive Compensation by independent consultants determined that: (1) Dr. Carter’s annual compensation under his Employment and Engagement Agreements be increased by $90,000 and $60,000, respectively; and (2) Robert E. Peterson’s annual compensation under his Engagement Agreement be increased by $50,000. These annual compensation adjustments were retroactive to January 1, 2006.

Annual Bonus

Our compensation program includes eligibility for an annual performance-based cash bonus in the case of all executives and certain senior, non-executive employees. The amount of the cash bonus depends on the level of achievement of the stated corporate, department, and individual performance goals, with a target bonus generally set as a percentage of base salary. As provided in their employment agreements, our Chief Executive Officer and Chief Financial Officer are eligible for an annual performance-based bonus up to 25% of their salaries, the amount of which, if any, is determined by the board of directors in its sole discretion based on the recommendation of the compensation committee.

The compensation committee utilizes annual incentive bonuses to compensate officers for achieving financial and operational goals and for achieving individual annual performance objectives. These objectives will vary depending on the individual executive, but will relate generally to strategic factors such as establishment and maintenance of key strategic relationships, development of our product, identification and research and development of additional products, and to financial factors such as raising capital and improving our results of operations.

Long-Term Incentive Program

We believe that long-term performance is achieved through an ownership culture that encourages such performance by our executive officers through the use of stock and stock-based awards. Our stock plans have been established to provide our employees, including our executive officers, with incentives to help align those employees' interests with the interests of stockholders. The compensation committee believes that the use of stock and stock-based awards offers the best approach to achieving our compensation goals. We have historically elected to use stock options as the primary long-term equity incentive vehicle. We have adopted stock ownership guidelines and our stock compensation plans have provided the principal method, other than through direct investment for our executive officers to acquire equity in our company. We believe that the annual aggregate value of these awards should be set near competitive median levels for comparable companies. However, in the early stage of our business, we provided a greater portion of total compensation to our executives through our stock compensation plans than through cash-based compensation.

Stock Options

Our stock plans authorize us to grant options to purchase shares of common stock to our employees, directors and consultants. Our compensation committee oversees the administration of our stock option plan. The compensation committee reviews and recommends approval by our Board of Directors of stock option awards to executive officers based upon a review of competitive compensation data, its assessment of individual performance, a review of each executive's existing long-term incentives, and retention considerations. Periodic stock option grants are made at the discretion of the Board of Directors upon recommendation of the compensation committee to eligible employees and, in appropriate circumstances, the compensation committee considers the recommendations of members of management. In 2006, certain named executive officers were awarded stock options in the amounts indicated in the section entitled "Stock Option Grants to Executive Officers." These grants included grants made in connection with merit-based grants made by the board of directors to a large number of employees, including certain executive officers, which were intended to encourage an ownership culture among our employees. Grants were made to certain of our employees who had been employed with us for at least one year based on past performance of such employees and to encourage continued service with us. Stock options granted by us have an exercise price equal to one hundred ten percent (110%) of the fair market value of our common stock on the day of grant and typically vest over a period of years based upon continued employment, and generally expire ten years after the date of grant. Incentive stock options also include certain other terms necessary to assure compliance with the Internal Revenue Code of 1986, as amended, or Internal Revenue Code.

We expect to continue to use stock options as a long-term incentive vehicle because; (1) Stock options align the interests of executives with those of the shareholders, support a pay-for-performance culture, foster employee stock ownership, and focus the management team on increasing value for the shareholders, (2) Stock options are performance based. All the value received by the recipient of a stock option is based on the growth of the stock price, (3) Stock options help to provide a balance to the overall executive compensation program as base salary and our discretionary annual bonus program focus on short-term compensation, while the vesting of stock options increases shareholder value over the longer term, and (4) The vesting period of stock options encourages executive retention and the preservation of shareholder value.

In determining the number of stock options to be granted to executives, we take into account the individual's position, scope of responsibility, ability to affect profits and shareholder value and the individual's historic and recent performance and the value of stock options in relation to other elements of the individual executive's total compensation.

As of December 31, 2006, 4,671,299 shares were available for future grants under the 2004 Plan. Options granted include 633,080 in 2004, 1,352,600 in 2005 and 1,345,742 in 2006. Unless sooner terminated, the Equity Incentive Plan will continue in effect for a period of 10 years from its effective date.

Restricted Stock and Restricted Stock Units

Our 2004 Equity Compensation Plan authorizes us to grant restricted stock and restricted stock units. To date, we have not granted any restricted stock or restricted stock units under our 2004 equity compensation plan. We anticipate that in order to implement the long-term incentive goals of the compensation committee we may grant restricted stock units in the future.

Other Compensation

Our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and General Counsel have employment, and/or engagement contracts that will remain in effect until they are terminated, expire, or are renegotiated. Each contract is different with respect to specific benefits or other compensation. We maintain a broad-based benefits program that is provided to all employees including vacation, sick leave and health insurance. Details of these agreements are as follows:

On March 11, 2005, our board of directors, at the recommendation of the Compensation Committee, approved an amended and restated employment agreement and an amended and restated engagement agreement with Dr. William A. Carter. On November 6, 2006, our Board of Director’s, at the recommendation of the Compensation Committee adjusted the compensation within Dr. Carter’s Employment and Engagement Agreement and Robert E. Peterson’s Engagement Agreement based upon an independent valuation of Executive Compensation and determined that Dr. Carter’s annual compensation under his Employment and Engagement Agreements be increased by $90,000 and $60,000, respectively. In addition, Robert E. Peterson’s annual compensation under his Employment and Engagement Agreement was increased by $50,000 as noted within the same, valuation report. These annual compensation adjustments were retroactive to January 1, 2006.

The employment agreement, as adjusted, provides for Dr. Carter’s employment as our Chief Executive Officer and Chief Scientific Officer until December 31, 2010 unless sooner terminated for cause or disability. The agreement automatically renews for successive one year periods after the initial termination date unless the Company or Dr. Carter give written notice otherwise at least ninety days prior to the termination date or any renewal period. Dr. Carter has the right to terminate the agreement on 30 days’ prior written notice. The base salary is subject to adjustments and the average increase or decrease in the Consumer Price Index for the prior year. In addition, Dr. Carter could receive an annual performance bonus of up to 25% of his base salary, at the sole discretion of the Compensation Committee of the board of directors, based on his performance or our operating results. Dr. Carter will not participate in any discussions concerning the determination of his annual bonus. Dr. Carter is also entitled to an incentive bonus of 0.5% of the gross proceeds received by us from any joint venture or corporate partnering arrangement. Dr. Carter’s agreement also provides that he be paid a base salary and benefits through the last day of the then term of the agreement if he is terminated without “cause”, as that term is defined in agreement. In addition, should Dr. Carter terminate the agreement or the agreement be terminated due to his death or disability, the agreement provides that Dr Carter be paid a base salary and benefits through the last day of the month in which the termination occurred and for an additional twelve month period. Pursuant to his original agreement, Dr. Carter was granted options to purchase 73,728 (post split) shares in 1991. The exercise period of these options is extended through December 31, 2010 and, should Dr. Carter’s employment agreement be extended beyond that date, the option exercise period is further extended to the last day of the extended employment period. In accordance with FASB Interpretation No. 44, Accounting for Certain Transactions involving Stock Compensation, no compensation expense was recognized as the exercise price at the extension date exceeded the fair value of the underlying common stock.

The engagement agreement provides for our engagement of Dr. Carter as a consultant related to patent development, as one of our directors and as chairman of the Executive Committee of our board of directors until December 31, 2010 unless sooner terminated for cause or disability. The agreement automatically renews for successive one year periods after the initial termination date or any renewal period. Dr. Carter has the right to terminate the agreement on 30 days’ prior written notice. The base fee is subject to annual adjustments equal to the percentage increase or decrease of annual dollar value of directors’ fees provided to our directors during the prior year. The annual fee is further subject to adjustment based on the average increase or decrease in the Consumer Price Index for the prior year. In addition, Dr. Carter could receive an annual performance bonus of up to 25% of his base fee, at the sole direction of the Compensation Committee of the board of directors, based on his performance. Dr. Carter will not participate in any discussions concerning the determination of this annual bonus. Dr. Carter’s agreement also provides that he be paid his base fee through the last day of the then term of the agreement if he is terminated without “cause”, as that term is defined in the agreement. In addition, should Dr. Carter terminate the agreement or the agreement be terminated due to his death or disability, the agreement provides that Dr. Carter be paid fees due him through the last day of the month in which the termination occurred and for an additional twelve month period.

On February 14, 2005 we entered into an agreement with The Sage Group of Branchburg, New Jersey for R. Douglas Hulse, an Executive Director of The Sage Group, to serve as President and Chief Operating Officer of the Company. In addition, other Sage Group principals and Senior Directors were to be made available to assist as needed. The engagement was expected to continue for a period of 18 months. Compensation for the services included a ten year warrant to purchase 250,000 shares of our common stock at an exercise price of $1.55. These warrants were issued to Sage Healthcare Advisors, LLC and vested at the rate of 12,500 per month of the engagement with 25,000 vesting upon completion of the eighteenth month. Vesting accelerates in the event of a merger or a purchase of a majority of our assets or equity. The Sage Group also received a monthly retainer of $10,000 for the period of the engagement. In addition, for each calendar year (or part thereof) during which the agreement is in effect, The Sage Group was entitled to an incentive bonus in an amount equal to 0.5% of the gross proceeds received by us during such year from any joint ventures or corporate partnering arrangements. After termination of the agreement, The Sage Group was entitled to receive the incentive bonus based upon gross proceeds received by us during the two year period commencing on the termination of the agreement with respect to any joint ventures or corporate partnering arrangements entered into by us during the term of the agreement. Mr. Hulse will devote approximately two to two and one half days per week to our business. We used the Black-Scholes valuation model to value the shares received by the Sage Group pursuant to the agreement. We recorded a charge to earnings of approximately $124,000 in 2005 with a related increase to additional paid in capital.

Mr. Hulse resigned and the February 14, 2005 agreement with the Sage Group was terminated during the fourth quarter of 2006. Mr. Hulse’s responsibilities to The Sage Group have grown to preclude him from dedicating his time fully to the Company.

We entered into an engagement agreement, retroactive to January 1, 2005, with Ransom W. Etheridge which provides for Mr. Etheridge’s engagement as our General Counsel until December 31, 2009 unless sooner terminated for cause or disability. The agreement automatically renews for successive one year periods after the initial termination date unless we or Mr. Etheridge give written notice otherwise at least ninety days prior to the termination date or any renewal period. Mr. Etheridge has the right to terminate the agreement on 30 days’ prior written notice. The initial annual fee for services is $96,000 and is annually subject to adjustment based on the average increase or decrease in the Consumer Price Index for the prior year. Mr. Etheridge’s agreement also provides that he be paid all fees through the last day of then current term of the agreement if he is terminated without “cause” as that term is defined in the agreement. In addition, should Mr. Etheridge terminate the agreement or the agreement be terminated due to his death or disability, the agreement provides that Mr. Etheridge be paid the fees due him through the last day of the month in which the termination occurred and for an additional twelve month period. Mr. Etheridge will devote approximately 85% of his business time to our business.

We entered into an amended and restated engagement agreement, retroactive to January 1, 2005, as adjusted, with Robert E. Peterson which provides for Mr. Peterson’s engagement as our Chief Financial Officer until December 31, 2010 unless sooner terminated for cause or disability. Mr. Peterson has the right to terminate the agreement on 30 days’ prior written notice. The annual fee for services of $259,164 is subject to increases based on the average increase in the cost of inflation index for the prior year. Mr. Peterson shall receive an annual bonus in each year that our Chief Executive Officer is granted a bonus. The bonus shall equal a percentage of Mr. Peterson’s base annual compensation comparable to the percentage bonus received by the Chief Executive Officer. In addition, Mr. Peterson shall receive bonus compensation upon Federal Drug Administration approval of commercial application of Ampligen®. Mr. Peterson’s agreement also provides that he be paid all fees through the last day of then current term of the agreement if he is terminated without “cause” as that term is defined in the agreement. In addition, should Mr. Peterson terminate the agreement or the agreement be terminated due to his death or disability, the agreement provides that Mr. Peterson be paid the fees due him through the last day of the month in which the termination occurred and for an additional twelve month period. Mr. Peterson will devote approximately 85% of his business time to our business.

On November 27, 2006, we engaged Anthony A. Bonelli to serve as our full time President and Chief Operating Officer. Pursuant to this agreement, the President and Chief Operating Officer is employed for an initial term of two years. The employment automatically renews thereafter for successive one year periods unless either party gives written notice not to renew within 90 days of the termination date.

The President and Chief Operating Officer receives an annual salary at the rate of $350,000 per year through December 31, 2007 and, thereafter, at the annual rate of $400,000. His salary is subject to cost of living increases. He is entitled to annual bonuses in the discretion of our Chairman and Board of Directors. A $50,000 cash bonus and 100,000 options was given upon the execution of the employment agreement and a minimum cash bonus for the year ended December 31, 2007 will be $75,000. He was entitled to an additional 50,000 options upon his successful completion of three months of employment and an aggregate of up to an additional 950,000 options upon the happening of specific business milestones. The 50,000 options are in the process of being issued. We have the right, at its discretion, to modify the time periods within which the milestones must be met. Each option vests upon award, expires in ten years and has an exercise price equal to 110% of the closing price of our common stock on the American Stock Exchange on the date of the award. Upon the happening of certain events, such as our merger with and in to another entity or our sale or transfer of assets or earning power aggregating 50% or more of our assets or earning capacity, provided he is still employed by us, any of the foregoing options not granted to him will be granted. He is also entitled to receive fringe benefits generally available to our executive officers and we have agreed, during his employment period, to pay premiums on a term life insurance policy in the face amount of $1,500,000 with a beneficiary of his choosing.

The employment agreement terminates upon his death or disability and is terminable by us for "cause" as defined in the agreement, or without cause. He has the right to terminate the agreement upon not less than 60 day's prior notice. In the event that the agreement terminates due to his death or disability, or by him, he will be entitled to fees due and payable through the last day of the month in which the termination occurs. If it is terminated by us for cause, he will be entitled to fees due and payable to him through the date of termination. If we terminate the agreement without cause, he is entitled to fees depending upon the amount of time he has been employed by us ranging from 12 months' of fees if he is terminated within the first 12 months of employment to three months' of fees if he is terminated in the 21st month of employment. He is subject to confidentiality and non-compete covenants.

On March 11, 2005 the Board of Directors, deeming it essential to the best interests of our shareholders to foster the continuous engagement of key management personnel and recognizing that, as is the case with many publicly held corporations, a change of control might occur and that such possibility, and the uncertainty and questions which it might raise among management, might result in the departure or distraction of management personnel to the detriment of us and our shareholders, determined to reinforce and encourage the continued attention and dedication of members of our management to their engagement without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of the Company and entered into identical agreements regarding change in control with William A. Carter, our Chief Executive Officer and Chief Scientific Officer, Robert E. Peterson, our Chief Financial Officer and Ransom W. Etheridge, our General Counsel. Each of the agreements regarding change in control became effective March 11, 2005 and continue through December 31, 2007 and shall extend automatically to the third anniversary thereof unless we give notice to the other party prior to the date of such extension that the agreement term will not be extended. Notwithstanding the foregoing, if a change in control occurs during the term of the agreements, the term of the agreements will continue through the second anniversary of the date on which the change in control occurred. Each of the agreements entitles William A. Carter, Robert E. Peterson and Ransom W. Etheridge, respectively, to change of control benefits, as defined in the agreements and summarized below, upon their respective termination of employment/engagement with us during a potential change in control, as defined in the agreements or after a change in control, as defined in the agreements, when their respective terminations are caused (1) by us for any reason other than permanent disability or cause, as defined in the agreement (2) by William A. Carter, Robert E. Peterson and/or Ransom W. Etheridge, respectively, for good reason as defined in the agreement or, (3) by William A. Carter, Robert E. Peterson and/or Ransom W. Etheridge, respectively for any reason during the 30 day period commencing on the first date which is six months after the date of the change in control.

The benefits for each of the foregoing executives would be as follows:

•	A lump sum cash payment of three times his base salary and annual bonus amounts; and

•	Outplacement benefits.

Each agreement also provides that the executive is entitled to a “gross-up” payment to make him whole for any federal excise tax imposed on change of control or severance payments received by him.

Dr. Carter’s agreement also provides for the following benefits:

•	Continued insurance coverage through the third anniversary of his termination; and

•	Retirement benefits computed as if he had continued to work through the third anniversary of his termination.

In order to facilitate our need to obtain financing and prior to our shareholders approving an amendment to our corporate charter to merge the number of authorized shares, Dr. Carter, our Chief Executive Officer, agreed to waive his right to exercise certain warrants and options unless and until our shareholder approved an increase in our authorized shares of Common Stock.

In October 2003, in recognition of this action as well as Dr. Carter’s prior and on-going efforts relating to product development securing critically needed financing and the acquisition of a new product line, the Compensation Committee determined that Dr. Carter be awarded bonus compensation in 2003 consisting of $196,636 and a grant of 1,450,000 stock warrants for a value of $1,769,000 with an exercise price of $2.20 per share. These warrants vested upon the second ISI Asset closing during the first quarter 2004 and we recorded stock compensation of $1,769,000.

We engaged the Sage Group, Inc., a health care, technology oriented, strategy and transaction advisory firm, to assist us in obtaining a strategic alliance in Japan for the use of Ampligen® in treating Chronic Fatigue Syndrome or CFS. R. Douglas Hulse, our former President and Chief Operating Officer, is a member and an executive director of The Sage Group, Inc.

401(K) Plan

In December 1995, we established a defined contribution plan, effective January 1, 1995, entitled the Hemispherx Biopharma employees 401(K) Plan and Trust Agreement. All of our full time employees are eligible to participate in the 401(K) plan following one year of employment. Subject to certain limitations imposed by federal tax laws, participants are eligible to contribute up to 15% of their salary (including bonuses and/or commissions) per annum. Participants' contributions to the 401(K) plan may be matched by Hemispherx at a rate determined annually by the board of directors. Each participant immediately vests in his or her deferred salary contributions, while our contributions will vest over one year. See Note 11 to the consolidated financial statements contained herein.

Severance

Upon termination of employment, most executive officers are entitled to receive severance payments under their employment and/or engagement agreements. In determining whether to approve and setting the terms of such severance arrangements, the compensation committee recognizes that executives, especially highly ranked executives, often face challenges securing new employment following termination. The employment agreement with our CEO, which expires on December 31, 2010, provides that we pay him an annual salary through the terms of the agreement if terminated without cause. The engagement agreement with our CFO, which expires on December 31, 2010, provides that we pay him one year’s salary. The employment agreement of our COO, which expires in November 2008, provides that he is entitled to severance pay up to 12 months depending on the time employed, if terminated without cause.

We believe that our Executive Officer's severance packages are generally in line with severance packages offered to chief executive officers of the companies of similar size to us represented in the compensation data we reviewed.

Compensation of Directors

The compensation package for Non-Employee Members of the Board of Directors was changed in November 2006. On the recommendation of the compensation committee based upon an independent consultant’s survey of Directors’ compensation obtained by the compensation committee, the compensation package for non-employee members of the Board of Directors was changed, retroactively to January 1, 2006. Board member compensation consists of an annual retainer of $150,000 to be paid two thirds in cash and one third in our common stock. On September 9, 2003, the Directors approved a 10 year plan which authorizes up to 1,000,000 shares for use in supporting this compensation plan. The number of shares paid shall have a value of $12,500 with the value of the shares being determined by the closing price of our common stock on the American Stock Exchange on the last day of the calendar quarter. All directors have been granted options to purchase common stock under our Stock Option Plans and/or Warrants to purchase common stock. We believe such compensation and payments are necessary in order for us to attract and retain qualified outside directors.

Conclusion

      Our compensation policies are designed to retain and motivate our senior executive officers and to ultimately reward them for outstanding individual and corporate performance.

Summary Compensation Table - 2006

Name and Principal Position	Salary		Bonus	Stock Award	Option Award (1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
W. A. Carter, CEO	$655,686		$166,624	-	$1,236,367	-	-	$118,087	(2)(3)	$2,186,764
A. Bonelli, COO	35,000	(4)	50,000	-	122,601	-	-	3,000	(2)	210,601
R. E. Peterson, CFO	259,164		64,791	-	373,043	-	-	-		696,998
D. Strayer, Medical Director	225,144		-	-	19,200	-	-	-		244,344
M. J. Liao, Director - QC	158,381		-	-	9,600	-	-	18,246	(3)	186,406
C. Smith, Director - PD	143,136		-	-	9,600	-	-	17,227	(3)	169,963
R. Hansen, VP of Manufact.	140,311		-	-	9,600	-	-	17,006	(3)	166,917
R. D. Hulse (5)	105,000		-	-	-	-	-	-		105,000

Notes:

(1)	Based on Black Scholes Pricing Model of valuing options. Total Fair Value of Option Awards granted in 2006 was $1,780,011.

(2)	Consists of Healthcare premiums, life insurance premiums, 401-K matching funds, qualifying insurance premium, company car and parking cost.

(3)	Consists of healthcare premiums and 401-K matching funds.

(4)	Mr. Bonelli joined the Company on November 27, 2006. His annual salary is $350,000.

Outstanding Equity Awards at Year End - 2006

	Option/Warrants Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Unit That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
W.A. Carter, CEO	1,450,000	0	0	$2.20	9/8/08	-	-	-	-
	1,000,000	0	0	2.00	8/13/07	-	-	-	-
	190,000	0	0	4.00	1/1/08	-	-	-	-
	73,728	0	0	2.71	12/31/10	-	-	-	-
	10,000	0	0	4.03	1/3/11	-	-	-	-
	167,000	0	0	2.60	9/7/14	-	-	-	-
	153,000	0	0	2.60	12/7/14	-	-	-	-
	100,000	0	0	1.75	4/26/15	-	-	-	-
	465,000	0	0	1.86	7/16/11	-	-	-	-
	70,000	0	0	2.87	12/9/15	-	-	-	-
	300,000	0	0	2.38	1/3/16	-	-	-	-
	6,667	3,333	0	2.61	12/9/15	-	-	-	-
	376,650	0	0	3.78	2/22/16	-	-	-	-
	1,400,000	0	0	2.50	9/30/07	-	-	-	-

A. Bonelli, COO	100,000	0	0	2.11	11/26/16	-	-	-	-

R. Douglas Hulse	10,000	0	0	2.46	12/8/10	-	-	-	-
	250,000	0	0	1.55	2/14/15	-	-	-	-

R. Peterson, CFO	200,000	0	0	2.00	8/13/07	-	-	-	-
	50,000	0	0	3.44	6/22/14	-	-	-	-
	13,824	0	0	2.60	9/7/14	-	-	-	-
	55,000	0	0	1.75	4/26/15	-	-	-	-
	6,667	3,333	0	2.61	12/8/15	-	-	-	-

	50,000	0	0	3.85	2/20/16	-	-	-	-
	100,000	0	0	3.48	4/14/16	-	-	-	-
	30,000	0	0	3.55	4/28/16	-	-	-	-
	13,750	0	0	2.35	1/22/17	-	-	-	-
	10,000	0	0	4.03	1/3/11	-	-	-	-

D. Strayer,	50,000	0	0	2.00	8/13/07	-	-	-	-
Medical Director	50,000	0	0	4.00	2/28/08	-	-	-	-
	10,000	0	0	4.03	1/3/11	-	-	-	-
	20,000	0	0	3.50	2/23/07	-	-	-	-
	10,000	0	0	1.90	12/14/14	-	-	-	-
	6,667	3,333	0	2.61	12/8/15	-	-	-	-
	5,000	10,000	0	2.20	11/20/16	-	-	-	-

C. Smith,	20,000	0	0	2.00	8/13/07	-	-	-	-
Director of	5,000	0	0	4.00	6/7/08	-	-	-	-
Process	10,000	0	0	4.03	1/3/11	-	-	-	-
Development	6,667	3,333	0	2.61	12/8/15	-	-	-	-
	6,791	0	0	3.50	1/22/07	-	-	-	-
	6,667	3,333	0	1.90	12/7/14	-	-	-	-
	2,500	5,000	0	2.20	11/20/16	-	-	-	-

M.J. Liao,	10,000	0	0	1.90	12/7/14	-	-	-	-
Director of QA	6,667	3,333	0	2.61	12/8/15	-	-	-	-
	2,500	5,000	0	2.20	11/20/16	-	-	-	-

R. Hansen, VP	10,000	0	0	1.90	12/7/14	-	-	-	-
of Manufact.	6,667	3,333	0	2.61	12/8/15	-	-	-	-
	2,500	5,000	0	2.20	11/20/16	-	-	-	-

Options Exercised / Stock Vested - 2006
	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value of Realized on Vesting ($) (e)
W.A. Carter, CEO	none
A. Bonelli, COO	none
R. Peterson, CFO	none
D. Strayer, Medical Director	none
C. Smith, Director	none
M.J. Liao, Director	none
R. Hansen, VP	none

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee of the Board of Directors consists of the Committee Chairman, Richard Piani, William Mitchell, M.D. and Dr. Iraj E. Kiani. All Committee members are Independent Directors. There are no interlocking relationships.

Compensation Committee Report on Compensation

Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Annual Report with management. Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.

COMPENSATION COMMITTEE Richard Piani, Committee Chairman William Mitchell, M.D. Dr. Iraj E. Kiani

The foregoing Compensation Committee report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts, except to the extent we incorporate by reference into such filings.

Director Compensation - 2006

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
R. Etheridge, Director, General Counsel	100,000	50,000	113,978	0	0	99,360 (1)	363,338
W. Mitchell, Director	100,000	50,000	113,978	0	0	0	263,798
R. Piani, Director	100,000	50,000	113,978	0	0	0	263,798
S. Spence, Director	100,000	50,000	113,978	0	0	0	263,798
I. Kiani, Director	100,000	50,000	113,978	0	0	0	263,798

(1)	General Counsel fees as per Engagement Agreement.

(2)	The total Fair Value of Stock Options granted in 2006 to Directors was $569,890.

Compliance With Internal Revenue Code Section 162(m).

One of the factors the Compensation Committee considers in connection with compensation matters is the anticipated tax treatment to Hemispherx and to the executives of the compensation arrangements. The deductibility of certain types of compensation depends upon the timing of an executive’s vesting in, or exercise of, previously granted rights. Moreover, interpretation of, and changes in, the tax laws and other factors beyond the Compensation Committee’s control also affect the deductibility of compensation. Accordingly, the Compensation Committee will not necessarily limit executive compensation to that deductible under Section 162(m) of the Code. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its other compensation objectives.

PRINCIPAL STOCKHOLDERS

The following table sets forth as of April 30, 2007, the number and percentage of outstanding shares of common stock beneficially owned by:

•	Each person, individually or as a group, known to us to be deemed the beneficial owners of five percent or more of our issued and outstanding common stock;

•	each of our directors and the Named Executives; and

•	all of our officers and directors as a group.

As of April 30, 2007, there were no other persons, individually or as a group, known to the Hemispherx to be deemed the beneficial owners of five percent or more of the issued and outstanding common stock.

Name and Address of Beneficial Owner	Shares Beneficially Owned	% Of Shares Beneficially Owned
William A. Carter, M.D.	6,241,868 (1)	8.0%
Robert E. Peterson	540,574 (2)	*
Ransom W. Etheridge 2610 Potters Rd. Virginia Beach, VA 23452	663,319 (3)	1.0
Richard C. Piani 97 Rue Jeans-Jaures Levaillois-Perret France 92300	491,371 (4)	*
Anthony Bonelli 783 Jersey Avenue New Brunswick, NJ 08901	152,500 (5)	*
William M. Mitchell, M.D. Vanderbilt University Department of Pathology Medical Center North 21st and Garland Nashville, TN 37232	418,643 (6)	*
David R. Strayer, M.D.	175,746 (7)	*
Carol A. Smith, Ph.D.	69,291 (8)	*
Iraj-Eqhbal Kiani, Ph.D. Orange County Immune Institute 18800 Delaware Street Huntingdon Beach, CA 92648	125,899 (9)	*
Steven Spence	266,302 (10)	*
Mei-June Liao, Ph.D.	27,500 (11)	*
Robert Hansen	27,500 (11)	*
All directors and executive officers as a group (11 persons)	9,200,513	11.5%

* Less than 1%

(1)
Includes shares issuable upon the exercise of (i) replacement options issued in 2006 to purchase 376,650 shares of common stock exercisable at $3.78 per share expiring on February 22, 2016; (ii) stock options issued in 2001 to purchase 10,000 shares of common stock at $4.03 per share expiring January 3, 2011; (iii) warrants issued in 2002 to purchase 1,000,000 shares of common stock exercisable at $2.00 per share expiring on August 7, 2007; (iv) warrants issued in 2003 to purchase 1,450,000 shares of common stock exercisable at $2.20 per share expiring on September 8, 2008; (v) stock options issued in 2004 to purchase 320,000 shares of common stock at $2.60 per share expiring on September 7, 2014; (vi) Stock Options issued in 2005 to purchase 100,000 shares of common stock at $1.75 per share expiring on April 26, 2015; (vii) Stock options issued in 2005 to purchase 465,000 shares of common stock at $1.86 per share expiring July 1, 2011; and (viii) stock options issued in 2005 to purchase 70,000 shares of Common Stock at $2.87 per share expiring December 9, 2015; (ix) stock options issued in 2005 to purchase 10,000 shares of Common Stock at $2.61 per share expiring December 8, 2015; (x) 300,000 options issued in 2006 to purchase common stock at $2.38 per share and expiring on January 3, 2016; and (xi) 476,490 shares of Common Stock. Also includes 1,663,728 warrants and options originally issued to William A. Carter and subsequently transferred to Carter Investments of which Dr. Carter is the beneficial owner. These securities consist of (a) warrants issued in 1998 to purchase 190,000 shares of common stock consisting of 190,000 exercisable at $4.00 per share expiring on January 1, 2008, (b) stock options granted in 1991 and extended in 1998 to purchase 73,728 shares of common stock exercisable at $2.71 per share expiring on August 8, 2008 and (c)Warrants issued in 2002 to purchase 1,400,000 shares of common stock at $3.50 per share expiring on September 30, 2007.

(2)
Includes shares issuable upon exercise of (i) replacement options issued in 2007 to purchase 13,750 shares of common stock at $2.37 per share and expiring on January 22, 2017; (ii) options issued in 2001 to purchase 10,000 shares of common stock at $4.03 per share and expiring on January 3, 2011; (iii) options issued in 2005 to purchase 10,000 shares of Common Stock at $2.61 per share expiring December 8, 2015; and (iv) 8,000 shares of Common Stock. Also includes 498,824 warrants/options originally issued to Robert E. Peterson and subsequently transferred to the Robert E. Peterson Trust of which Robert E. Peterson is owner and Trustee and to Mr. Peterson’s spouse, Leslie Peterson. The trust securities include options issued in 2002 to purchase 200,000 shares at $2.00 per share expiring August 13, 2007; options issued in 2006 to purchase 50,000 shares of common stock exercisable at $3.85 per share expiring on February 28, 2016; replacement options issued in 2006 to purchase 100,000 shares of common stock at $3.48 per share expiring on April 14, 2016; replacement options issued in 2006 to purchase 30,000 shares of common stock exercisable at $3.55 per share expiring on April 30, 2016 and 63,824 stock options issued in 2004 consisting of 50,000 options to acquire common stock at $3.44 per share expiring on June 22, 2014 and 13,824 options to acquire common stock at $2.60 per share expiring on September 7, 2014. 55,000 options to purchase common stock at $1.75 per share expiring on April 16, 2015 were transferred to Mrs. Peterson of which Mr. Peterson is still considered the beneficial owner.

(3)
Includes shares issuable upon exercise of (i) 20,000 warrants issued in 1998 to purchase common stock at $4.00 per share, originally expiring on January 1, 2003 and extended to January 1, 2008; (ii) 100,000 warrants issued in 2002 exercisable $2.00 per share expiring on August 13, 2007; (iii) stock options issued in 2005 to purchase 100,000 shares of common stock exercisable at $1.75 per share expiring on April 26, 2015; and(iv) stock options issued in 2004 to purchase 50,000 shares of common stock exercisable at $2.60 per share expiring on September 7, 2014; (and (v) 143,319 shares of common stock of which 40,900 are subject to security interest. Also includes 200,000 stock options originally granted to Ransom Etheridge in 2003 and 50,000 stock options originally granted to Ransom Etheridge in 2006, all of which were subsequently transferred to relatives and family trusts. 200,000 of these stock options are exercisable at $2.75 per share and expire on December 4, 2013. 37,500 of these options were transferred to Julianne Inglima; 37,500 of these options were transferred to Thomas Inglima; 37,500 of these options were transferred to R. Etheridge-BMI Trust; 37,500 options were transferred to R. Etheridge-TCI Trust and 50,000 of these options were transferred to the Etheridge Family Trust. 50,000 of these stock options are exercisable at $3.86 per share and expire on February 24, 2016. 12,500 of these shares were transferred to Julianne Inglima; 12,500 of these options were transferred to Thomas Inglima; 12,500 of these options were transferred to R. Etheridge - BMI Trust; and 12,500 of these options were transferred to R. Etheridge-TCI Trust. Julianne and Thomas are Mr. Etheridge’s daughter and son-in-law.

(4)
Includes shares issuable upon exercise of (i) 20,000 warrants issued in 1998 to purchase common stock at $4.00 per share originally expiring on January 1, 2005 and extended to January 1, 2008; (ii) 100,000 warrants issued in 2003 exercisable at $2.00 per share expiring on August 13, 2007; (iii)options granted in 2004 to purchase 54,608 shares of common stock exercisable at $2.60 per share expiring on September 17, 2014; (iv) options granted in 2005 to purchase 100,000 shares of common stock exercisable at $1.75 per share expiring on April 26, 2015; (v) stock options issued in 2006 to purchase 50,000 shares of common stock exercisable at $3.86 per share expiring February 24, 2006; (vi) 120,863 shares of common stock owned by Mr. Piani; vii) 40,900 shares of common stock owned jointly by Mr. and Mrs. Piani; and (viii) and 5,000 shares of common stock owned by Mrs. Piani.

(5)
Consists of (i) 100,000 options exercisable at $2.11 per share expiring November 27, 2016 (ii) 50,000 options exercisable at $2.08 per share expiring February 26, 2017 and (iii) 2,500 shares of common stock.

(6)
Includes shares issuable upon exercise of (i) warrants issued in 1998 to purchase 12,000 shares of common stock at $6.00 per share, expiring on August 25, 2008; (ii) 100,000 warrants issued in 2002 exercisable at $2.00 per share expiring on August 13, 2007; (iii) 50,000 stock options issued in 2004 exercisable at $2.60 per share expiring on September 7, 2014; (iv) 100,000 stock options issued in 2005 exercisable at $1.75 per share expiring on April 26, 2015; (v) stock options issued in 2006 to purchase 50,000 shares of common stock exercisable at $3.86 per share expiring February 24, 2006; and (vi) 106,643 shares of common stock.

(7)
(i) stock options issued in 2007 to purchase 20,000 shares of common stock at $2.37 per share expiring on February 22, 2017; (ii) warrants issued in 1998 to purchase 50,000 shares of common stock exercisable at $4.00 per share expiring on February 28, 2008; (iii) stock options granted in 2001 to purchase 10,000 shares of common stock exercisable at $4.03 per share expiring on January 3, 2011; (iv) warrants issued in 2002 to purchase 50,000 shares of common stock exercisable at $2.00 per share expiring on August 13, 2007; (v) stock options issued in 2004 to purchase 10,000 shares of common stock exercisable at $1.90 per share expiring on December 7, 2014; (vi) stock options issued in 2005 to purchase 10,000 shares of Common Stock at $2.61 per share expiring December 8, 2015; (vii) stock options to purchase 15,000 shares of common stock at $2.20 per share expiring November 20, 2016 and (viii) 10,746 shares of common stock.

(8)
Consists of shares issuable upon exercise of(i) 5,000 warrants issued in 1998 to purchase common stock at $4.00 per share expiring June 7, 2008; (ii) 20,000 warrants issued in 2002 exercisable at $2.00 per share expiring in August 13, 2007; (iii) 6,791 stock options issued in 1997 exercisable at $2.37 expiring January 22, 2017; (iv) 10,000 stock options issued in 2001 exercisable at $4.03 per share expiring January 3, 2011; (v) 10,000 stock options issued in 2004 exercisable at $1.90 expiring on December 7, 2014; (vi) 10,000 stock options issued in 2005 to purchase Common Stock at $2.61 per share expiring December 8, 2015 and (vii) 7,500 stock options issued in 1996 to purchase common stock at $2.20 per share expiring November 20, 2016.

(9)
Consists of shares issuable upon exercise of (i) 12,000 options issued in 2005 exercisable at $1.63 per share expiring on June 2, 2015; (ii) 15,000 options issued in 2005 exercisable at $1.75 per share expiring on April 26, 2015; (iii) stock options issued in 2006 to purchase 50,000 shares of common stock exercisable at $3.86 per share expiring February 24, 2006; and (iv) 48,899 shares of common stock.

(10)
Consists of 15,000 stock options granted in 2005 exercisable at $1.75 per share expiring on April 26, 2015; stock options issued in 2006 to purchase 50,000 shares of common stock exercisable at $3.86 per share expiring February 24, 2006; and 201,302 shares of common stock.

(11)
Consists of (i) 10,000 stock options granted in 2004 exercisable at $1.90 per share of common stock expiring on December 7, 2014; (ii) 10,000 stock options issued in 2005 to purchase Common Stock at $2.61 per share expiring December 8, 2015 and (iii) 7,500 stock options issued in 1996 to purchase common stock at $2.20 per share expiring November 20, 2016.

PROPOSALS TO STOCKHOLDERS

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Each nominee to the Board of Directors will serve until the next annual meeting of stockholders, or until his earlier resignation, removal from office, death or incapacity.

Unless otherwise specified, the enclosed proxy will be voted in favor of the election of William A. Carter, Richard C. Piani, Ransom W. Etheridge, William M. Mitchell, Iraj-Eqhbal Kiani, and Steven D. Spence. Information is furnished below with respect to all nominees.

Set forth below is the biographical information of the nominees and Directors of Hemispherx:

WILLIAM A. CARTER, M.D., 69, the co-inventor of Ampligen, joined Hemispherx in 1978, and has served as: (a) Hemispherx’s Chief Scientific Officer since May 1989; (b) the Chairman of Hemispherx’s Board of Directors since January 1992; (c) Hemispherx’s Chief Executive Officer since July 1993; (d) Hemispherx’s President from April 1995 to February 2005; and (e) a director since 1987. From 1987 to 1988, Dr. Carter served as Hemispherx’s Chairman. Dr. Carter was a leading innovator in the development of human interferon for a variety of treatment indications including various viral diseases and cancer. Dr. Carter received the first FDA approval to initiate clinical trials on beta interferon product manufactured in the U.S. under his supervision. From 1985 to October 1988, Dr. Carter served as Hemispherx’s Chief Executive Officer and Chief Scientist. He received his M.D. degree from Duke University and underwent his post-doctoral training at the National Institutes of Health and Johns Hopkins University. Dr. Carter also served as Professor of Noeplastic Diseases at Hahnemann Medical University, a position he held from 1980 to 1998. Dr. Carter served as Director of Clinical Research for Hahnemann Medical University Institute for Cancer and Blood Diseases, and as a professor at Johns Hopkins School of Medicine and the State University of New York at Buffalo. Dr. Carter is a Board certified physician and author of more than 200 scientific articles, including the editing of various textbooks on anti-viral and immune therapy.

RICHARD C. PIANI, 79, has been a director of Hemispherx since May 1995. Mr. Piani was employed as a principal delegate for Industry to the City of Science and Industry, Paris, France, a scientific and educational complex, from 1985 through 2000. Mr. Piani provided consulting to Hemispherx in 1993, with respect to general business strategies for Hemispherx’s European operations and markets. Mr. Piani served as Chairman of Industrielle du Batiment-Morin, a building materials corporation, from 1986 to 1993. Previously Mr. Piani was a Professor of International Strategy at Paris Dauphine University from 1984 to 1993. From 1979 to 1985, Mr. Piani served as Group Director in Charge of International and Commercial Affairs for Rhone-Poulenc and from 1973 to 1979 he was Chairman and Chief Executive Officer of Societe "La Cellophane", the French company which invented cellophane and several other worldwide products. Mr. Piani has a Law degree from Faculte de Droit, Paris Sorbonne and a Business Administration degree from Ecole des Hautes Etudes Commerciales, Paris.

RANSOM W. ETHERIDGE, 67, has been a director of Hemispherx since October 1997, and presently serves as our secretary and general counsel. Mr. Etheridge first became associated with Hemispherx in 1980 when he provided consulting services to Hemispherx and participated in negotiations with respect to Hemispherx’s initial private placement through Oppenheimer & Co., Inc. Mr. Etheridge has been practicing law since 1967, specializing in transactional law. Mr. Etheridge is a member of the Virginia State Bar, a Judicial Remedies Award Scholar and has served as President of the Tidewater Arthritis Foundation. He is a graduate of Duke University and the University of Richmond School of Law.

WILLIAM M. MITCHELL, M.D., 71, has been a director since July 1998. Dr. Mitchell is a Professor of Pathology at Vanderbilt University School of Medicine. Dr. Mitchell earned an M.D. from Vanderbilt and a Ph.D. from Johns Hopkins University, where he served as an Intern in Internal Medicine, followed by a Fellowship at its School of Medicine. Dr. Mitchell has published over 200 papers, reviews and abstracts dealing with viruses and anti-viral drugs. Dr. Mitchell has worked for and with many professional societies, including the International Society for Interferon Research, and committees, among them the National Institutes of Health, AIDS and Related Research Review Group. Dr. Mitchell previously served as a director of Hemispherx from 1987 to 1989.

IRAJ-EQHBAL KIANI, M.B.A., PH.D., 60, was appointed to the Board of Directors on May 1, 2002. Dr. Kiani is a citizen of England and resides in Newport, California. As a native of Iran, Dr. Kiani served in various local government positions including the Governor of Yasoi, Capital of Boyerahmad, Iran. In 1980, Dr. Kiani moved to England, where he established and managed several trading companies over a period of some 20 years. Dr. Kiani is an international planning and logistic specialist. Dr. Kiani received his Ph.D. degree from the University of Warwick in England.

STEVEN D. SPENCE, 48, was appointed to the Board of Directors in March 2005. Mr. Spence is currently Managing Partner of Valued Ventures, a consultancy Mr. Spence founded in 2003 to foster the development of micro and small cap companies. For the six years prior to founding Valued Ventures, Mr. Spence performed the duties as Managing Director at Merrill Lynch. Prior to his tenure as Managing Director, Mr. Spence has held several high-ranking management positions within Merrill Lynch including Chief Operating Officer for the Security Services Division, Global Head of the Broker Dealer Security Services Division, and Global Head of Financial Futures and Options. Mr. Spence is a graduate of Columbia University in New York City.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF HEMISPHERx AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" ALL SIX OF THE ABOVE-NAMED NOMINEE DIRECTORS OF HEMISPHERX.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Board of Directors, upon the recommendation of the Audit Committee, has appointed the firm of McGladrey & Pullen, LLP (“McGladrey”) as independent registered public accountants of Hemispherx for the fiscal year ending December 31, 2007 subject to ratification by the stockholders. McGladrey has served as Hemispherx’s independent registered public accountant since November 2006.

On November 7, 2006, the Audit Committee of our Board of Directors approved the appointment of McGladrey as our independent registered public accounting firm, effective immediately. McGladrey replaced BDO Seidman, LLP (“BDO”) as our independent registered public accounting firm.

As noted in our Current Report on Form 8-K/A filed with the Commission on September 22, 2006, BDO informed us that it would resign from the client-auditor relationship with us no later than the date of our filing of our Form 10-Q report for the period ending September 30, 2006. BDO's decision to resign was not recommended or approved by our Audit Committee. On November 7, 2006, we filed our Form 10-Q report for the period ended September 30, 2006 and BDO resigned from the client-auditor relationship with us.

BDO's reports on our financial statements for the fiscal years ended December 31, 2004 and December 31, 2005 did not contain any adverse opinion or any disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2004 and December 31, 2005,and the subsequent interim period preceding the date of BDO's resignation, there were no disagreements between us and BDO on any matter of accounting principals or practice, financial statement disclosure or auditing scope of procedure which, if not resolved to the satisfaction of BDO, would have caused BDO to make a reference to the subject matter thereof in connection with its reports and, during the same period, there were no reportable events as defined in item 304(a)(1)(v) of the Commission Regulation S-K, except as previously reported in Item 9A of our 2005 Form 10-K/A2.

All audit and professional services are approved in advance by the Audit Committee to assure such services do not impair the auditor’s independence from us. The total fees billed by McGladrey for 2006 was $75,000 and the total fees billed by BDO were $591,000 for 2005 and $65,000 for 2006. The following table shows the aggregate fees for professional services rendered during the years ended December 31, 2005 and 2006.

	Amount ($)
Description of Fees	2005	2006
Audit Fees	$591,000	$200,000
Audit-Related Fees	-	89,700
Tax Fees	-	-
All Other Fees	-	-
Total	$591,000	$289,700

Audit Fees

Represents fees for professional services provided for the audit of our annual financial statements, audit of the effectiveness of internal control over financial reporting, services that are performed to comply with generally accepted auditing standards, and review of our financial statements included in our quarterly reports and services in connection with statutory and regulatory filings.

Audit-Related Fees

Represents the fees for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements.

The Audit Committee has determined that BDO’s rendering of these non-audit services was compatible with maintaining auditor’s independence. The Board of Directors considered McGladrey to be well qualified to serve as our independent public accountants. The committee also pre-approved the charges for services performed in 2006.

The Audit Committee pre-approves all auditing services and the terms thereof (which may include providing comfort letters in connection with securities underwriting) and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to us by the independent auditor; provided, however, the pre-approval requirement is waived with respect to the provisions of non-audit services for us if the “de minimus” provisions of Section 10A (i)(1)(B) of the Exchange Act are satisfied. This authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision.

Representatives of McGladrey & Pullen, LLP will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF HEMISPHERX AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

PROPOSAL NO. 3

APPROVAL OF THE HEMISPHERx 2007 EQUITY INCENTIVE PLAN

The Company is submitting the Hemispherx 2007 Equity Incentive Plan (the "Equity Incentive Plan") to the stockholders for approval at the annual meeting. The Equity Incentive Plan is intended to attract and retain individuals of experience and ability, to provide incentive to employees, consultants, and non-employee directors of the Company, to encourage employee and director proprietary interests in the Company, and to encourage employees to remain in the employ of the Company. The Equity Incentive Plan is conditioned upon the stockholders' approval. The purposes of obtaining stockholder approval include qualifying the Equity Incentive Plan under the Internal Revenue Code (the "Code") for the granting of incentive stock options; meeting the requirements for tax-deductibility of certain compensation items under Section 162(m) of the Code; and meeting the requirements of AMEX applicable to the Equity Incentive Plan.

The following general description of certain features of the Equity Incentive Plan is qualified in its entirety by reference to the Equity Incentive Plan, which is attached as Appendix A. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Equity Incentive Plan.

The Board of Directors adopted the Equity Incentive Plan effective June 1, 2007, subject to the approval of the Company’s stockholders. The Equity Incentive Plan authorizes the grant of non-qualified and incentive stock options, stock appreciation rights, restricted stock and other stock awards. A maximum of 8,000,000 shares of common stock is reserved for potential issuance pursuant to awards under the Equity Incentive Plan. Unless sooner terminated, the Equity Incentive Plan will continue in effect for a period of 10 years from its effective date.

The Equity Incentive Plan is administered by the Board of Directors. The Equity Incentive Plan provides for awards to be made to such officers, other key employees, non-employee directors, consultants and advisors of the Company and its subsidiaries as the Board may select. No awards have been granted under the Equity Incentive Plan.

Stock options awarded under the Equity Incentive Plan may be exercisable at such times (not later than 10 years after the date of grant) and at such exercise prices (not less than fair market value at the date of grant) as the Board may determine. The Board may provide for options to become immediately exercisable upon a "change in control," which is defined in the Equity Incentive Plan to occur upon any of the following events: (a) the acquisition by any person or group, as beneficial owner, of 20% or more of the outstanding shares or the voting power of the outstanding securities of the Company; (b) either a majority of the directors of the Company at the annual stockholders meeting has been nominated other than by or at the direction of the incumbent directors of the Board, or the incumbent directors cease to constitute a majority of the Company’s Board; (c) the Company’s stockholders approve a merger or other business combination pursuant to which the outstanding common stock of the Company no longer represents more than 50% of the combined entity after the transaction; (d) the Company’s shareholders approve a plan of complete liquidation or an agreement for the sale or disposition of all or substantially all of the Company’s assets; or (e) any other event or circumstance determined by the Company’s Board to affect control of the Company and designated by resolution of the Board as a change of control.

The exercise price of an option may be paid with cash, common stock, or such other consideration as the Board may specify. No options may be granted under the Equity Incentive Plan after the tenth anniversary of its effective date. Unless the Board determines otherwise, options will be transferable only by will or the laws of descent and distribution.

Stock appreciation rights awarded under the Equity Incentive Plan may be granted as related rights, either in connection with and at the same time as an option is granted, or by amendment of an outstanding non-qualified option. A related stock appreciation right may be granted with respect to all or some of the shares covered by the related option. Related stock appreciation rights generally become exercisable at the same times as the related options become exercisable, but may be limited so as to become exercisable only upon certain events, such as a change in control. Upon exercise of a related right, the grantee would receive, in lieu of purchasing stock, either stock or cash equal to the difference between the fair market value on the date of exercise of the underlying shares of common stock subject to the related option and the exercise price of the option. Stock appreciation rights may also be granted independently of any option, to become exercisable at such times as the Board may determine. Upon exercise of such a right, the grantee would receive either stock or cash equal to the difference between the fair market value on the date of exercise of the shares of common stock subject to the right and the fair market value of the shares on the date of grant of the right.

Restricted stock awarded under the Equity Incentive Plan may be granted on such terms and conditions as the Board may determine, including provisions that govern the lapse of restrictions and voting dividend, distribution and other shareholder rights with respect to the restricted stock. If a grantee of restricted stock terminates service with the Company for any reason, the grantee will forfeit to the Company any restricted stock on which the restrictions have not lapsed or been removed on or before the date of termination of service.

Other stock awards under the Equity Incentive Plan may provide for common stock to be issued to grantees in exchange for consideration specified by the Board that is either the grantee's cash or other direct payment to the Company or the grantee's past services rendered to the Company or a subsidiary on or before issuance.

        The following is a brief summary of certain of the U.S. federal income tax consequences of certain transactions under the Equity Incentive Plan based on federal income tax laws in effect on January 1, 2007. This summary applies to the Equity Incentive Plan as normally operated and is not intended to provide or supplement tax advice to eligible employees. The summary contains general statements based on current U.S. federal income tax statutes, regulations and currently available interpretations thereof. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences or the effect, if any, of gift, estate and inheritance taxes.

Grants of options or stock appreciation rights are not taxable income to the grantees or deductible for tax purposes by the Company at the time of the grant. In the case of non-qualified stock options, a grantee will be deemed to receive ordinary income upon exercise of the stock option, and the Company will be entitled to a corresponding deduction, in an amount equal to the amount by which the fair market value of the common stock purchased on the date of exercise exceeds the exercise price. The exercise of an incentive stock option will not be taxable to the grantee or deductible by the Company, but the amount of any income deemed to be received by a grantee due to premature disposition of common stock acquired upon the exercise of an incentive stock option will be a deductible expense of the Company for tax purposes. In the case of stock appreciation rights, a grantee will be deemed to receive ordinary income upon exercise of the right, and the Company will be entitled to a corresponding deduction, in an amount equal to the cash or fair market value of shares payable to the grantee. Grantees of restricted stock awards generally will recognize ordinary income in an amount equal to the fair market value of the shares of common stock granted to them at the time that the restrictions on the shares lapse and the shares become transferable. At that time, the Company will be entitled to a corresponding deduction equal to the amounts recognized as income by the grantees in the year in which the amounts are included in the grantees’ income. Grantees of stock issued pursuant to other stock awards will generally receive ordinary income, and the Company will be entitled to a corresponding deduction, in an amount equal to the amount by which the fair market value of the common stock on the date of issuance exceeds the grantee's cash or other payment to the Company, if any.

Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for certain compensation in excess of $1 million per year paid to each of the five most highly compensated executive officers, exclusive of compensation that is "performance-based." The Company has designed the Equity Incentive Plan in a manner that is intended to qualify the options and any stock appreciation rights granted under the Equity Incentive Plan as performance-based compensation that will not be subject to the deduction limitation of Section 162(m). Any grant of restricted stock or other stock award could (but is not required to) be designed to avoid any such deduction limitation.

The Board has the general power to amend the Equity Incentive Plan in any respect. However, if the Equity Incentive Plan is approved by the stockholders at the annual meeting, the Board may not, without further approval of the Company’s stockholders, amend the Plan so as to increase the aggregate number of shares of common stock that may be issued under the Equity Incentive Plan, modify the requirements as to eligibility to receive awards, or to increase materially the benefits accruing to participants. In addition, the Board is permitted to modify, extend or renew outstanding stock options or stock appreciation rights, and to authorize the granting of new options or stock appreciation rights in substitution for existing options and rights. However, existing options or rights may not be repriced, directly or indirectly, so as to provide for modified or new options or rights with an exercise price lower than the exercise price provided for the outstanding stock options and stock appreciation rights. The Board is also authorized to accelerate the lapse of restrictions on restricted stock awards or to remove any or all restrictions at any time.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF HEMISPHERx AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THE APPROVAL OF THE HEMISPHERx 2007 EQUITY INCENTIVE PLAN

GENERAL

Unless contrary instructions are indicated on the proxy, all shares of common stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of all Directors nominated and FOR Proposals No. 2, and No. 3.

The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock represented by the proxies in accordance with their judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her shares of common stock will be voted in accordance with the specification so made.

Annual Report on Form 10-K

Copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, including financial statements, exhibits and any amendments thereto, as filed with the SEC may be obtained without charge upon written request to: Corporate Secretary, Hemispherx Biopharma, Inc., 1617 JFK Boulevard, Philadelphia, Pennsylvania 19103. You can also get copies of our filings made with the SEC, including the Annual Report on Form 10-K, by visiting the SEC’s web site at www.sec.gov.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE PREPAID ENVELOPE PROVIDED, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

By Order of the Board of Directors,
Ransom W. Etheridge, Secretary

Philadelphia, Pennsylvania May 14, 2007

Appendix A

HEMISPHERX
2007 EQUITY INCENTIVE PLAN

Hemispherx Biopharma, Inc. hereby establishes the Hemispherx 2007 Equity Incentive Plan upon the terms and conditions set forth below.

1. Definitions

In this Plan document, except where the context otherwise indicates, words in the masculine gender shall be deemed to include males and females, singular terms also shall refer to the plural, and the following definitions shall apply:

1.1. "Agreement" means a written agreement specifying the terms and conditions of an Award.

1.2. "Award" means any Option, Right, Restricted Stock or Other Stock Award granted under the Plan

1.3. "Board" means the Board of Directors of the Corporation.

1.4. "Change in Control" means the occurrence of any of the following: (i) the acquisition by any "person" or "group" (as defined in or pursuant to Sections 13(d) and 14(d) of the Exchange Act) (other than the Corporation, any Subsidiary or any Corporation or Subsidiary's employee benefit plan), directly or indirectly, as "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Corporation representing twenty percent (20%) or more of either the then outstanding shares or the combined voting power of the then outstanding securities of the Corporation; (ii) either a majority of the directors of the Corporation elected at the Corporation's annual stockholders meeting shall have been nominated for election other than by or at the direction of the "incumbent directors" of the Corporation, or the "incumbent directors" shall cease to constitute a majority of the directors of the Corporation. The term "incumbent director" shall mean any director who was a director of the Corporation on May 1, 2007 and any individual who becomes a director of the Corporation subsequent to May 1, 2007 and who is elected or nominated by or at the direction of at least two-thirds of the then incumbent directors; (iii) the stockholders of the Corporation approve (a) a merger, consolidation or other business combination of the Corporation with any other "person" or "group" (as defined in or pursuant to Sections 13(d) and 14(d) of the 1934 Act) or affiliate thereof, other than a merger or consolidation that would result in the outstanding common stock of the Corporation immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) more than fifty percent (50%) of the outstanding common stock of the Corporation or such surviving entity or a parent or affiliate thereof outstanding immediately after such merger, consolidation or other business combination, or (b) a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets; or (iv) any other event or circumstance which is not covered by the foregoing subsections of this Section 1.4 but which the Board of Directors determines to affect control of the Corporation and with respect to which the Board of Directors adopts a resolution that the event or circumstance constitutes a Change in Control for purposes of the Plan. This definition of "Change in Control" shall not be amended after (i) the occurrence of a Change in Control; (ii) the public announcement of a proposal for a transaction that, if consummated, would constitute a Change in Control; or (iii) the Board of Directors learns of a specific proposal containing the essential terms of a transaction that, if consummated, would constitute a Change in Control; provided, however, that in the case of a proposal under (ii) or (iii) immediately above, if the proposal is finally withdrawn or terminated, this definition may be amended after the withdrawal or termination. For purposes of the Plan and all related Agreements, if the employment of any Participant is terminated by the Corporation and/or any Subsidiary (other than for cause) after an event causing the definition of "Change in Control" to become nonamendable under the preceding subsections of this Section 1.4, that Participant's termination of employment shall be considered to have occurred after a Change in Control if a Change in Control occurs with respect to and within two (2) years after the event causing the definition of "Change in Control" to become nonamendable.

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1.5. "Code" means the Internal Revenue Code of 1986, as amended.

1.6. "Common Stock" means the common stock, par value $.001 per share, of the Corporation.

1.7. "Corporation" means Hemispherx Biopharma, Inc.

1.8. "Date of Exercise" means the date on which the Corporation receives notice of the exercise of an Option or Right in accordance with the terms of Article 8.

1.9. "Date of Grant" means the date on which the grant of an Award is authorized under the Plan or such later date as may be specified in the authorization.

1.10. "Effective Date" means May 1, 2007.

1.11. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

1.12. "Fair Market Value" of a share of Common Stock on any relevant date means: (i) if the Common Stock is at the time listed on any stock exchange, the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange, the Common Stock's price per share officially quoted in the composite tape of transactions on the exchange that is determined by the Board to be the primary market for the Common Stock and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which a closing selling price exists; (ii) if the Common Stock is at the time traded on the NASDAQ Stock Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question that is the Common Stock's price per share reported by the National Association of Securities Dealers on the NASDAQ Stock Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which a closing selling price exists; and (iii) if (i) or (ii) does not apply for any reason, the Fair Market Value shall be determined pursuant to a reasonable method adopted by the Board in good faith for that purpose.

1.13. "Incentive Stock Option" means an Option granted as such under the Plan that is intended at the Date of Grant to qualify as an incentive stock option under Section 422 of the Code.

1.14. "Nonstatutory Stock Option" means an Option granted under the Plan that is not an Incentive Stock Option.

1.15. "Option" means an option to purchase Shares granted under the Plan in accordance with the terms of Article 6.

1.16. "Option Period" means the period during which an Option may be exercised.

1.17. "Option Price" means the price per Share at which an Option may be exercised.

1.18. "Other Stock Award" means an award of Shares granted under the Plan in accordance with the terms of Article 10.

1.19. "Participant" means an individual to whom an Award has been granted.

1.20. "Permanent Disability" means disabled within the meaning of Code Section 72(m)(7).

1.21. "Plan" means the Hemispherx 2007 Equity Incentive Plan.

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1.22. "Related Option" means the Option granted in connection with a specified Right.

1.23. "Related Right" means the Right granted in connection with a specified Option.

1.24. "Restricted Stock" means Shares granted in accordance with the terms of Article 9.

1.25. "Retirement" means retirement of an officer or other employee from the Corporation or a Subsidiary at or after age 65, or in the case of a non-employee director, retirement from the Board at or after age 65, or in the case of a non-employee consultant or advisor, Termination of Service at or after age 65.

1.26. "Right" means a stock appreciation right granted under the plan in accordance with the terms of Article 7.

1.27. "Right Period" means the period during which a Right may be exercised.

1.28. "Share" means a share of Common Stock that is authorized but unissued pursuant to the Plan.

1.29. "Subsidiary" means a corporation at least 50% of the total combined voting power of all classes of stock of which is owned by the Corporation, either directly or through one or more other Subsidiaries.

1.30. "Termination of Service" means termination of an officer's or other employee's employment with the Corporation or a Subsidiary, or in the case of a non-employee director, termination from service as a director on the Board, or in the case of a non-employee consultant or advisor, cessation of the performance of services to the Corporation or a Subsidiary.

2. Purpose

The Plan is intended to assist the Corporation in attracting, retaining, and motivating directors, officers, other key employees, consultants and advisors of outstanding ability and to promote the identification of their interests with those of the stockholders of the Corporation.

3. Administration

3.1. The Board shall have the power to determine in its discretion the directors, officers, other key employees, consultants and advisors of the Corporation or a Subsidiary to whom Awards shall be granted, the number of Shares to be subject to each Award, and the terms and conditions of each Award. Without limiting the generality of the foregoing, the Board may provide in its discretion in an Agreement:

(i) that Options or Rights will not become exercisable until a Change in Control or other specified event(s) with respect to the Corporation or the Participant;

(ii) for an agreement by the Participant to render services to the Corporation or a Subsidiary upon such terms and conditions as may be specified in the Agreement;

(iii) for restrictions on the transfer, sale or other disposition of shares of Common Stock issued to the Participant under the Plan, in which case, the Corporation may place a legend upon the applicable certificates noting the restrictions on any Shares issued pursuant to an Award.

(iv) for an agreement by the Participant to resell to the Corporation, under specified conditions, shares of Common Stock issued under the Plan; and

(v) for the payment of all or part of the Option Price upon the exercise of an Option or purchase of Common Stock pursuant to an Other Stock Award, subject to Section 9 or Section 10 below, as applicable.

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3.2. The Plan shall be administered by the Board. In addition to any other powers granted to the Board hereunder, it shall have the following powers, subject to the express provisions of the Plan:

(i) to construe and interpret the Agreements and the Plan;

(ii) to require, whether or not provided for in the pertinent Agreement, of any person to whom Shares are to be issued under the Plan, the making of any representations or agreements which the Board may deem necessary or advisable in order to comply with the securities laws of the United States or of any state, including Section 16(b) of the Exchange Act;

(iii) to provide for satisfaction of a Participant's tax liabilities arising in connection with the Plan under such terms and conditions as the Board deems appropriate, including requirements in the event of a disqualifying disposition of shares of Common Stock acquired by a Participant pursuant to exercise of an Incentive Stock Option; and

(iv) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

3.3. Agreements shall be executed on behalf of the Corporation by the Chairman of the Board.

3.4. Any determinations or actions made or taken by the Board pursuant to this Article shall be binding and final.

4.  Eligibility

Awards may be granted to those directors, officers, other key employees, consultants and advisors of the Corporation or a Subsidiary who are selected for Awards by the Board. Only individuals who are employees of the Corporation or a Subsidiary shall be eligible for the grant of Incentive Stock Options.

5.  Stock Subject to the Plan

5.1. 8,000,000 Shares is (i) the maximum number of Shares that may be issued under the Plan; and (ii) 3,000,000 is the maximum number of Shares with respect to which Awards may be granted to any Participant during the period that the Plan is in effect. The limitation in clause (ii) of the preceding sentence is imposed to comply with the requirements for the exception for qualified performance-based compensation under Section 162(m) of the Code and any applicable regulations.

5.2. If an Award expires or terminates for any reason (other than termination by virtue of the exercise of a Related Option or Related Right, as the case may be) in whole or in part, the shares of Common Stock (or applicable portion thereof) which had been subject to the Agreement relating thereto shall become Shares that are available for the grant of other Awards.

5.3. Shares of Common Stock issued upon the exercise of a Right (or if cash is payable in connection with the exercise, that number of Shares having a Fair Market Value equal to the cash payable upon exercise) shall be charged against the number of Shares issuable under the Plan and shall not become available for the grant of other Awards. If the Right referred to in the preceding sentence is a Related Right, the Shares subject to the Related Option, to the extent not charged against the number of Shares subject to the Plan in accordance with this Section 5.3, shall become available for the grant of other Awards.

5.4. The shares of Common Stock issued under the Plan may be authorized but unissued shares, treasury shares or shares purchased by the Corporation on the open market or from private sources for use under the Plan.

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6. Options

6.1. All Agreements granting Options shall specify the extent to which the Option is intended to be either (i) a Nonstatutory Stock Option or (ii) an Incentive Stock Option.

6.2. The Option Period shall be determined by the Board and specifically set forth in the Agreement, provided however, that an Option shall not be exercisable after ten years from the Date of Grant.

6.3. All Incentive Stock Options granted under the Plan shall comply with the provisions of the Code governing incentive stock options and with all other applicable rules and regulations.

6.4. No Option shall be granted with an Option Price that is less than the Fair Market Value of the Shares covered by the Option on the Date of Grant.

6.5. Tax obligations of a Participant resulting from the exercise of an Option shall be withheld or provided for pursuant to any methods approved by the Board. The amount of taxes paid pursuant to this Section at the time of the exercise of the Option shall not be less than the statutory minimum withholding obligations that result from the exercise of the Option and shall not exceed the Participant’s total estimated federal, state and any local tax obligations that result from the exercise of the Option, except that the Corporation shall not retain shares of Common Stock otherwise issuable following the exercise of the Option in excess of the number required to meet the statutory minimum withholding obligations.

6.6. All other terms of Options granted under the Plan shall be determined by the Board in its sole discretion.

7. Rights

7.1. A Right may be granted under the Plan:

(i) in connection with, and at the same time as, the grant of an Option;

(ii) by amendment of an outstanding Nonstatutory Stock Option granted under the Plan; or

(iii) independently of any Option granted under the Plan.

A Right granted under clause (i) or (ii) of the preceding sentence is a Related Right. A Related Right may, in the Board's discretion, apply to all or a portion of the Shares subject to the Related Option.

7.2. A Right may be exercised in whole or in part as provided in the Agreement, and subject to the provisions of the Agreement, entitles its Participant to receive, without any payment to the Corporation (other than required tax withholding amounts) either cash or that number of Shares (equal to the highest whole number of Shares), or a combination thereof, in an amount or having a Fair Market Value determined as of the Date of Exercise not to exceed the number of Shares subject to the portion of the Right exercised multiplied by an amount equal to the excess of (i) the Fair Market Value per Share on the Date of Exercise of the Right over (ii) either (A) the Fair Market Value per Share on the Date of Grant of the Right if it is not a Related Right, or (B) the Option Price as provided in the Related Option if the Right is a Related Right.

7.3. The Right Period shall be determined by the Board and specifically set forth in the Agreement, provided, however, that:

(i) a Right will expire no later than the earlier of (A) ten years from the Date of Grant or (B) in the case of a Related Right, the expiration of the Related Option;

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(ii) a Right may be exercised only when the Fair Market Value of a Share exceeds either (A) the Fair Market Value per Share on the Date of Grant of the Right if it is not a Related Right, or (B) the Option Price as provided in the Related Option if the Right is a Related Right; and

(iii) a Right that is a Related Right to an Incentive Stock Option may be exercised only when and to the extent the Related Option is exercisable.

7.4. The exercise, in whole or in part, of a Related Right shall reduce the number of Shares subject to the Related Option by the number of Shares with respect to which the Related Right is exercised. Similarly, the exercise, in whole or in part, of a Related Option shall reduce the number of Shares subject to the Related Right by the number of Shares with respect to which the Related Option is exercised.

7.5. Tax obligations of a Participant resulting from the exercise of a Right shall be withheld or provided for pursuant to any methods approved by the Board. The amount of taxes paid pursuant to this Section at the time of the exercise of the Option shall not be less than the statutory minimum withholding obligations that result from the exercise of the Option and shall not exceed the Participant’s total estimated federal, state and any local tax obligations that result from the exercise of the Option, except that the Corporation shall not retain shares of Common Stock otherwise issuable following the exercise of the Option in excess of the number required to meet the statutory minimum withholding obligations.

8. Exercise

An Option or Right may, subject to the provisions of the Agreement under which it was granted, be exercised in whole or in part by the delivery to the Corporation of written notice of the exercise, in such form as the Board may prescribe, accompanied, in the case of an Option, by full payment for the Shares with respect to which the Option is exercised. A Participant may pay the purchase price either (i) in cash; (ii) with previously acquired shares of Common Stock (valued at Fair Market Value on the Date of Exercise of the Option) that have either been purchased in open market transactions or issued by the Corporation pursuant to a plan thereof or of a Subsidiary; (iii) by payment of such other consideration as the Board may specify; or (iv) a combination thereof.

9. Restricted Stock

9.1. The Board may cause the Corporation to issue Restricted Stock from time to time. Whenever the Board deems it appropriate to grant Restricted Stock to a Participant, notice shall be given to the Participant stating the number of Shares granted as Restricted Stock and the terms and conditions to which the Restricted Stock is subject. That notice shall become an Agreement upon written acceptance by the Participant, and certificates representing the Restricted Stock shall be issued and delivered to the Participant as soon as practicable after execution and return of the Agreement. Restricted Stock may be granted with or without cash consideration.

9.2. Restricted Stock issued pursuant to the Plan shall be subject to the following restrictions:

(i) No Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions set forth in the applicable Agreement have lapsed or been removed pursuant to Section 9.3 or Section 9.4.

(ii) In the case of a Participant's Termination of Service for any reason (whether voluntarily or involuntarily, with or without cause), the Participant shall forfeit to the Corporation any Restricted Stock on which the restrictions have not lapsed or been removed pursuant to Section 9.3 or Section  9.4 below on the date of the Termination of Service, and the Corporation shall have no obligation to pay any amounts with respect to such Restricted Stock, unless the Board determines to the contrary.

9.3. The Board shall establish as to each Award of Restricted Stock (i) the terms and conditions upon which the restrictions set forth in Section 9.2 above shall lapse, and (ii) the extent, if any, to which the Participant shall have the voting, dividend, distribution and other rights of a stockholder with respect to the Restricted Stock. Certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant's Agreement. Those terms and conditions may include, without limitation, the lapsing of restrictions as a result of the death, Permanent Disability or Retirement of the Participant or the occurrence of a Change in Control.

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9.4. Notwithstanding Section 9.2(i) and Section 9.2(ii) above, the Board may at any time, in its sole discretion, accelerate the time at which any or all restrictions on Restricted Stock will lapse or remove any and all such restrictions.

9.5. Tax obligations of a Participant resulting from the Participant’s earning Restricted Stock hereunder shall be withheld or provided for pursuant to any methods approved by the Board and set forth in the Agreement. The amount of taxes so paid shall not be less than the statutory minimum withholding obligations that result when the Restricted Stock is earned and shall not exceed the Participant’s total estimated federal, state and any local tax obligations that result when the Restricted Stock is earned, except that the Corporation shall not retain shares of Common Stock otherwise issuable in excess of the number required to meet the statutory minimum withholding requirements.

10. Other Stock Awards

The Board may cause the Corporation to issue Common Stock from time to time pursuant to an Other Stock Award in exchange for consideration from the Participant specified by the Board that is either the Participant's cash or other direct payment to the Corporation or the Participant's past services rendered to the Corporation or a Subsidiary on or before the date of issuance. Whenever the Board deems it appropriate to grant an Other Stock Award to a Participant, notice shall be given to the Participant stating the number of Shares to be issued pursuant to the Other Stock Award and the other terms and conditions of the Other Stock Award. That notice shall become an Agreement upon written acceptance by the Participant. Tax obligations of a Participant resulting from the Participant's Other Stock Award shall be withheld or provided for pursuant to any methods approved by the Board and set forth in the Agreement. The amount of taxes so paid shall not be less than the applicable statutory minimum withholding obligations that result when the Common Stock is earned and shall not exceed the Participant's total estimated federal, state and any local tax obligations that relate to the Other Stock Award, except that the Corporation shall not retain shares of Common Stock otherwise issuable in excess of the number required to meet the statutory minimum withholding requirements.

11. Nontransferability of Options and Rights

Unless otherwise determined by the Board, Options and Rights granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, and an Option or Right may be exercised during the Participant's lifetime only by him or in the event of his legal disability, by his legal representative. A Related Right is transferable only when the Related Option is transferable and only with the Related Option and under the same conditions.

12. Capital Adjustments

The number and class of Shares subject to each outstanding Award, the Option Price and the aggregate number and class of Shares for which Awards thereafter may be made shall be adjusted by the Board, as appropriate and equitable, to reflect such events as stock dividends, dividends payable other than in cash or other extraordinary dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation.

13. Termination or Amendment

The Board shall have the power to terminate the Plan and to amend it in any respect, provided that, after the Plan has been approved by the stockholders of the Corporation, the Board may not, without the approval of the stockholders of the Corporation, amend the Plan so as to increase the aggregate number of Shares that may be issued under the Plan (except as provided in Article 12), to modify the requirements as to eligibility to receive Awards, or to increase materially the benefits accruing to Participants. Notwithstanding the preceding sentence, no termination or amendment of the Plan shall, without his or her consent, adversely affect the rights or obligations of a Participant with respect to any Award previously granted except as reasonably required for compliance with Rule 16b-3 under the Exchange Act or with the provisions of the Code and other applicable rules and regulations thereunder governing incentive stock options.

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14. Modification, Extension and Renewal of Options and Rights

Subject to the terms and conditions and within the limitations of the Plan, the Board may modify, extend or renew outstanding Awards; provided, however, that no Option or Right shall be repriced, whether by the reduction of the Option Price (or the Fair Market Value per Share on the Date of Grant in the case of a Right that is not a Related Right) or by the cancellation of an Option or Right and the issuance of a substitute Option or Right with a lower Exercise Price (or the Fair Market Value per Share on the Date of Grant in the case of a Right that is not a Related Right).

15. Term of the Plan

Unless sooner terminated by the Board pursuant to Article 13, the Plan shall terminate on the date ten years after its adoption by the Board, and no Awards may be granted or awarded after termination. The termination shall not affect the validity of any Award outstanding on the date of termination.

16. Indemnification of Board

In addition to any other indemnification rights they may have as directors, the members of the Board shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Corporation.

17. General Provisions

17.1. The establishment of the Plan shall not confer upon any director, officer, other employee, consultant or advisor of the Corporation any legal or equitable right against the Corporation, any Subsidiary or the Board, except as expressly provided in the Plan.

17.2. The Plan does not constitute inducement or consideration for the employment of officer or other employee of the Corporation, nor is it a contract between the Corporation or any Subsidiary and any director, officer, other employee, consultant or advisor of the Corporation. Participation in the Plan shall not give a director, officer, other employee, consultant or advisor of the Corporation any right to be retained in the service of the Corporation or any Subsidiary.

17.3. The interests under the Plan of any Participant under the Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered.

17.4. The Plan shall be governed, construed and administered in accordance with the laws of the state of Delaware and the intention of the Corporation that Incentive Stock Options granted under the Plan qualify under Section 422 of the Code.

IN TESTIMONY WHEREOF, Hemispherx Biopharma, Inc. has caused this Plan to be executed in its name by its duly authorized officer effective the 1st day of May, 2007.

HEMISPHERX BIOPHARMA, INC.

By:
Its:

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